EXHIBIT 4.1

            PEOPLE'S CHOICE HOME LOAN SECURITIES TRUST SERIES 2005-1
                                     Issuer
                             WELLS FARGO BANK, N.A.,
                            Securities Administrator
                                       and
                       HSBC BANK USA, NATIONAL ASSOCIATION

                                Indenture Trustee
                        ---------------------------------------


                                    INDENTURE


                          Dated as of January 28, 2005


                        ----------------------------------------


                              MORTGAGE-BACKED NOTES

                                -----------------

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                                TABLE OF CONTENTS


ARTICLE I             Definitions................................................................................2

         Section 1.01          Definitions.......................................................................2
         Section 1.02          Incorporation by Reference of Trust Indenture Act.................................2
         Section 1.03          Rules of Construction.............................................................2

ARTICLE II            Original Issuance of Notes.................................................................3

         Section 2.01          Form..............................................................................3
         Section 2.02          Execution, Authentication and Delivery............................................3

ARTICLE III           Covenants..................................................................................4

         Section 3.01          Maintenance of Payment Account....................................................4
         Section 3.02          Maintenance of Office or Agency...................................................4
         Section 3.03          Money for Payments To Be Held in Trust; Paying Agent..............................4
         Section 3.04          Existence.........................................................................6
         Section 3.05          Payment of Principal and Interest.................................................6
         Section 3.06          Protection of Trust Estate.......................................................11
         Section 3.07          Opinions as to Trust Estate......................................................11
         Section 3.08          Performance of Obligations.......................................................12
         Section 3.09          Negative Covenants...............................................................12
         Section 3.10          Annual Statement as to Compliance................................................13
         Section 3.11          [Reserved].......................................................................13
         Section 3.12          Representations and Warranties Concerning the Mortgage Loans.....................13
         Section 3.13          Amendments to Sale and Servicing Agreement.......................................13
         Section 3.14          Master Servicer as Agent and Bailee of the Indenture Trustee.....................13
         Section 3.15          Investment Company Act...........................................................14
         Section 3.16          Issuer May Consolidate, etc......................................................14
         Section 3.17          Successor or Transferee..........................................................16
         Section 3.18          No Other Business................................................................16
         Section 3.19          No Borrowing.....................................................................16
         Section 3.20          Guarantees, Loans, Advances and Other Liabilities................................16
         Section 3.21          Capital Expenditures.............................................................16
         Section 3.22          Determination of Note Rate.......................................................16
         Section 3.23          Restricted Payments..............................................................17
         Section 3.24          Notice of Events of Default......................................................17
         Section 3.25          Further Instruments and Acts.....................................................17
         Section 3.26          Certain Representations Regarding the Trust Estate...............................17
         Section 3.27          Allocation of Realized Losses....................................................18
         Section 3.28          Special Derivative Contracts.....................................................18

ARTICLE IV            The Notes; Satisfaction and Discharge of Indenture........................................20

         Section 4.01          The Notes........................................................................20



                                       II

         Section 4.02          Registration of and Limitations on Transfer and Exchange of Notes;
                               Appointment of Note Registrar and Certificate Registrar..........................20
         Section 4.03          Mutilated, Destroyed, Lost or Stolen Notes.......................................21
         Section 4.04          Persons Deemed Owners............................................................22
         Section 4.05          Cancellation.....................................................................22
         Section 4.06          Book-Entry Notes.................................................................22
         Section 4.07          Notices to Depository............................................................23
         Section 4.08          Definitive Notes.................................................................23
         Section 4.09          Tax Treatment....................................................................24
         Section 4.10          Satisfaction and Discharge of Indenture..........................................24
         Section 4.11          Application of Trust Money.......................................................26
         Section 4.12          [Reserved].......................................................................26
         Section 4.13          Repayment of Monies Held by Paying Agent.........................................26
         Section 4.14          Temporary Notes..................................................................26
         Section 4.15          Representation Regarding ERISA...................................................26

ARTICLE V             Default and Remedies......................................................................28

         Section 5.01          Events of Default................................................................28
         Section 5.02          Acceleration of Maturity; Rescission and Annulment...............................28
         Section 5.03          Collection of Indebtedness and Suits for Enforcement by Indenture Trustee........29
         Section 5.04          Remedies; Priorities.............................................................31
         Section 5.05          Optional Preservation of the Trust Estate........................................32
         Section 5.06          Limitation of Suits..............................................................33
         Section 5.07          Unconditional Rights of Noteholders To Receive Principal and Interest............33
         Section 5.08          Restoration of Rights and Remedies...............................................34
         Section 5.09          Rights and Remedies Cumulative...................................................34
         Section 5.10          Delay or Omission Not a Waiver...................................................34
         Section 5.11          Control By Noteholders...........................................................34
         Section 5.12          Waiver of Past Defaults..........................................................35
         Section 5.13          Undertaking for Costs............................................................35
         Section 5.14          Waiver of Stay or Extension Laws.................................................35
         Section 5.15          Sale of Trust Estate.............................................................35
         Section 5.16          Action on Notes..................................................................37
         Section 5.17          Performance and Enforcement of Certain Obligations...............................37

ARTICLE VI            The Indenture Trustee and Securities Administrator........................................39

         Section 6.01          Duties of Indenture Trustee and Securities Administrator.........................39
         Section 6.02          Rights of Indenture Trustee and Securities Administrator.........................40
         Section 6.03          Individual Rights of Indenture Trustee...........................................43
         Section 6.04          Indenture Trustee's and Securities Administrator's Disclaimers...................43
         Section 6.05          Notice of Event of Default.......................................................43
         Section 6.06          Reports by Indenture Trustee to Holders and Tax Administration...................43
         Section 6.07          Compensation.....................................................................43


                                       II

         Section 6.08          Replacement of Indenture Trustee and the Securities Administrator................45
         Section 6.09          Successor Indenture Trustee and Securities Administrator by Merger...............46
         Section 6.10          Appointment of Co-Indenture Trustee or Separate Indenture Trustee................46
         Section 6.11          Eligibility; Disqualification....................................................47
         Section 6.12          Preferential Collection of Claims Against Issuer.................................47
         Section 6.13          Representations and Warranties...................................................48
         Section 6.14          Directions to Indenture Trustee and the Securities Administrator.................48
         Section 6.15          The Agents.......................................................................48
         Section 6.16          Other Basic Documents............................................................49

ARTICLE VII           Noteholders' Lists and Reports............................................................50

         Section 7.01          Issuer To Furnish Securities Administrator Names and Addresses of
                               Noteholders......................................................................50
         Section 7.02          Preservation of Information; Communications to Noteholders.......................50
         Section 7.03          Statements to Noteholders........................................................50

ARTICLE VIII          Accounts, Disbursements and Releases......................................................54

         Section 8.01          Collection of Money..............................................................54
         Section 8.02          [Reserved].......................................................................54
         Section 8.03          Officer's Certificate............................................................54
         Section 8.04          Termination Upon Distribution to Noteholders.....................................54
         Section 8.05          Release of Trust Estate..........................................................54
         Section 8.06          Surrender of Notes Upon Final Payment............................................55
         Section 8.07          Optional Redemption of the Notes.................................................55
         Section 8.08          Swap Agreement...................................................................56
         Section 8.09          Rights of Swap Provider..........................................................56

ARTICLE IX            Supplemental Indentures...................................................................57

         Section 9.01          Supplemental Indentures Without Consent of Noteholders...........................57
         Section 9.02          Supplemental Indentures With Consent of Noteholders..............................58
         Section 9.03          Execution of Supplemental Indentures.............................................59
         Section 9.04          Effect of Supplemental Indenture.................................................60
         Section 9.05          Conformity with Trust Indenture Act..............................................60
         Section 9.06          Reference in Notes to Supplemental Indentures....................................60

ARTICLE X             Miscellaneous.............................................................................61

         Section 10.01         Compliance Certificates and Opinions, etc........................................61
         Section 10.02         Form of Documents Delivered to Indenture Trustee.................................62
         Section 10.03         Acts of Noteholders..............................................................63
         Section 10.04         Notices etc., to Indenture Trustee, Securities Administrator, Issuer and
                               Rating Agencies..................................................................64
         Section 10.05         Notices to Noteholders; Waiver...................................................64
         Section 10.06         Conflict with Trust Indenture Act................................................65

                                      III


         Section 10.07         Effect of Headings...............................................................65
         Section 10.08         Successors and Assigns...........................................................65
         Section 10.09         Separability.....................................................................65
         Section 10.10         [Reserved].......................................................................65
         Section 10.11         Legal Holidays...................................................................65
         Section 10.12         GOVERNING LAW....................................................................65
         Section 10.13         Counterparts.....................................................................66
         Section 10.14         Recording of Indenture...........................................................66
         Section 10.15         Issuer Obligation................................................................66
         Section 10.16         No Petition......................................................................66
         Section 10.17         Inspection.......................................................................66
         Section 10.18         Limitation of Liability of Owner Trustee.........................................67


                                    EXHIBITS

Exhibit A-1...............Form of Class A-[__] Notes
Exhibit A-2...............Form of Class M-[__] Notes
Exhibit A-3...............Form of Class B-[__] Notes
Exhibit B.................Schedule of Notional Balances of the Swap Agreement

                                      IV

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

              RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939 AND INDENTURE PROVISIONS*

          Trust Indenture
            Act Section                                                            Indenture Section
             310(a)(1)......................................................               6.11
                (a)(2)......................................................               6.11
                (a)(3)......................................................               6.10
                (a)(4)......................................................          Not Applicable
                (a)(5)......................................................               6.11
                (b).........................................................               6.08, 6.11
                (c).........................................................          Not Applicable
             311(a).........................................................               6.12
                (b).........................................................               6.12
                (c).........................................................          Not Applicable
             312(a).........................................................               7.01, 7.02(a)
                (b).........................................................               7.02(b)
                (c).........................................................               7.02(c)
             313(a).........................................................         Not Applicable
                (b).........................................................         Not Applicable
                (c).........................................................         Not Applicable
                (d).........................................................         Not Applicable
             314(a).........................................................               3.10
                 (b)........................................................               3.07
                (c)(1)......................................................               8.05(c), 10.01(a)
                (c)(2)......................................................               8.05(c), 10.01(a)
                (c)(3)......................................................          Not Applicable
                (d)(1)......................................................               8.05(c), 10.01(b)
                (d)(2)......................................................               8.05(c), 10.01(b)
                (d)(3)......................................................               8.05(c), 10.01(b)
                (e).........................................................              10.01(a)
             315(a).........................................................               6.01(b)
                (b).........................................................               6.05
                (c).........................................................               6.01(a)
                (d).........................................................               6.01(c)
                (d)(1)......................................................               6.01(c)
                (d)(2)......................................................               6.01(c)
                (d)(3)......................................................               6.01(c)
                (e).........................................................               5.13
             316(a)(1)(A)...................................................               5.11
             316(a)(1)(B)...................................................               5.12
             316(a)(2)......................................................          Not Applicable
             316(b).........................................................               5.07
             317(a)(1)......................................................               5.04
             317(a)(2)......................................................               5.03(d)
             317(b).........................................................               3.03(a)(i)
             318(a).........................................................              10.07

                  This Indenture, dated as of January 28, 2005, is entered into among People's Choice Home Loan Securities Trust Series 2005-1, a Delaware statutory trust, as Issuer (the "Issuer"), Wells Fargo Bank, N.A., as Securities Administrator (the "Securities Administrator"), and HSBC Bank USA, National Association, a national banking association, as Indenture Trustee (the "Indenture Trustee").

                                WITNESSETH THAT:

                  Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's People's Choice Home Loan Securities Trust Series 2005-1, Mortgage-Backed Notes, Series 2005-1 (the "Notes").

                                 GRANTING CLAUSE

                  The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the Holders of the Notes and Swap Provider, all of the Issuer's right, title and interest in and to whether now existing or hereafter created by (a) the Mortgage Loans, Substitute Mortgage Loans and the proceeds thereof and all rights under the Related Documents; (b) all funds on deposit from time to time in the Protected Account excluding any investment income from such funds; (c) all funds on deposit from time to time in the Payment Account excluding any investment income from such funds; (d) any REO Property, (e) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy (to the extent the mortgagee has a claim thereto), (f) all rights under (i) the Mortgage Loan Purchase Agreement as assigned to the Issuer to the extent provided in Subsection 2.03(a) of the Sale and Servicing Agreement and (ii) the rights with respect to the Servicing Agreements, as assigned to the Issuer pursuant to the Assignment Agreements; (g) the rights of the Issuer under the Swap Agreement and all payments received under the Swap Agreement and (h) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Trust Estate" or the "Collateral").

                  The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

                  The Indenture Trustee, as trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and each of the Indenture Trustee and the Securities Administrator agree to perform their respective duties as Indenture Trustee and Securities Administrator as required herein.

                              ARTICLE I DEFINITIONS

                  Section 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

                  Section 1.02 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act (the "TIA"), the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the Securities and Exchange Commission.

                  "indenture securities" means the Notes.

                  "indenture security holder" means a Noteholder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Indenture Trustee.

                  "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rules have the meanings assigned to them by such definitions.

                  Section 1.03 Rules of Construction. Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                  (iii) "or" is not exclusive;

                  (iv) "including" means including without limitation;

                  (v) words in the singular include the plural and words in the plural include the singular; and

                  (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                      ARTICLE II ORIGINAL ISSUANCE OF NOTES

                  Section 2.01 Form. The Class A Notes, Class M Notes and Class B Notes, together with the Securities Administrator's certificate of authentication, shall be in substantially the form set forth in Exhibits A-1, A-2 and A-3 to this Indenture, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

         The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders).

         The terms of the Notes set forth in Exhibits A-1, A-2 and A-3 to this Indenture are part of the terms of this Indenture.

         Section 2.02 Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

         Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         The Securities Administrator shall upon Issuer Request authenticate and deliver the Class IA1, Class IA2, Class IA3, Class IIA1, Class IIA2, Class M1, Class M2, Class M3, Class M4, Class M5, Class B1, Class B2, Class B3, Class B4A and Class B4B Notes for original issue in an aggregate initial principal amount of $1,074,700,000. The Class IA1 Notes shall be issued in an aggregate initial principal amount of $254,852,000, the Class IA2 Notes shall be issued in an aggregate initial principal amount of $91,603,000, the Class IA3 Notes shall be issued in an aggregate initial principal amount of $74,641,000, the Class IIA1 Notes shall be issued in an aggregate initial principal amount of $357,003,000, the Class IIA2 Notes shall be issued in an aggregate initial principal amount of $89,251,000, the Class M1 Notes shall be issued in an aggregate initial principal amount of $40,700,000, the Class M2 Notes shall be issued in an aggregate initial principal amount of $35,200,000, the Class M3 Notes shall be issued in an aggregate initial principal amount of $22,000,000, the Class M4 Notes shall be issued in an aggregate initial principal amount of $38,500,000, the Class M5 Notes shall be issued in an aggregate initial principal amount of $17,600,000, the Class B1 Notes shall be issued in an aggregate initial principal amount of $14,300,000, the Class B2 Notes shall be issued in an aggregate initial principal amount of $11,000,000, the Class B3 Notes shall be issued in an aggregate initial principal amount of $11,000,000, the Class B4A Notes shall be issued in an aggregate initial principal amount of $15,050,000 and the Class B4B Notes shall be issued in an aggregate initial principal amount of $2,000,000.

         Each of the Notes shall be dated the date of its authentication. The Class IA1, Class IA2, Class IA3, Class IIA1 and Class IIA2 Notes shall be issuable as registered Notes and the Notes shall be issuable in the minimum initial Note Principal Balances of $25,000 and in integral multiples of $1 in excess thereof. The Class M Notes and Class B Notes shall be issuable as registered Notes and the Notes shall be issuable in the minimum initial Note Principal Balances of $100,000 and in integral multiples of $1 in excess thereof.

         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Securities Administrator by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

                              ARTICLE III COVENANTS

         Section 3.01 Maintenance of Payment Account. The Securities Administrator shall maintain the Payment Account established pursuant to Section
4.04 of the Sale and Servicing Agreement in accordance with the requirements of such Section. The Securities Administrator shall make all payments of principal of and interest on the Notes (subject to Section 3.03) as provided in Section
3.05 herein from monies on deposit in the Payment Account.

         Section 3.02 Maintenance of Office or Agency. The Issuer will maintain an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Securities Administrator to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Securities Administrator with the address thereof, such surrenders may be made at the Corporate Trust Office and notices and demands may be made or delivered to the Corporate Trust Office, and the Issuer hereby appoints the Securities Administrator as its agent to receive all such surrenders, notices and demands.

         Section 3.03 Money for Payments To Be Held in Trust; Paying Agent. (a) As provided in Section 3.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account pursuant to Section 3.05 shall be made on behalf of the Issuer by the Securities Administrator or by the Paying Agent, based on information provided by the Securities Administrator to the Paying Agent and no amounts so withdrawn from the Payment Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03. The Securities Administrator shall calculate the amount to be distributed to each Class and, based on such amounts, the Securities Administrator shall determine the amount to be distributed to each Noteholder. All of the Securities Administrator's calculations of payments shall be based solely on information provided to the Securities Administrator by the Master Servicer pursuant to Section 3.01 of the Sale and Servicing Agreement. Neither the Securities Administrator nor the Indenture Trustee shall be required to confirm, verify or recompute any such information but shall be entitled to rely conclusively on such information. The Issuer hereby appoints the Securities Administrator as its initial Paying Agent.

         The Issuer will cause each Paying Agent, other than the Securities Administrator, to execute and deliver to the Securities Administrator and the Indenture Trustee an instrument in which such Paying Agent shall agree with the Securities Administrator and the Indenture Trustee (and if the Securities Administrator or the Indenture Trustee acts as Paying Agent it hereby so agrees), subject to the provisions of this
Section 3.03, that such Paying Agent will:

         (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

         (ii) give the Securities Administrator and the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

         (iii) at any time during the continuance of any such default, upon the written request of either the Securities Administrator or the Indenture Trustee, forthwith pay to the Securities Administrator all sums so held in trust by such Paying Agent;

         (iv) immediately resign as Paying Agent and forthwith pay to the Securities Administrator all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

         (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

         (vi) not commence a bankruptcy proceeding against the Issuer in connection with this Indenture.

         The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Request direct any Paying Agent to pay to the Securities Administrator all sums held in trust by such Paying Agent, such sums to be held by the Securities Administrator upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Securities Administrator such Paying Agent shall be released from all further liability with respect to such money.

         Subject to applicable laws with respect to escheat of funds, any money held by the Securities Administrator or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Securities Administrator or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Securities Administrator or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper published in the English language, notice that such money remains unclaimed and that, after a date specified therein which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Securities Administrator may also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Securities Administrator or of any Paying Agent, at the last address of record for each such Holder).

         Section 3.04 Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Mortgage Loans and each other instrument or agreement included in the Trust Estate.

         Section 3.05 Payment of Principal and Interest. (a) On each Payment Date from amounts on deposit in the Payment Account, the Securities Administrator shall pay to the Persons specified below the Interest Funds for such Payment Date.

         (b) On each Payment Date, the Interest Funds shall be distributed in the following order of priority, in each case to the extent of the Interest Funds remaining for such Payment Date:

                  (i) to pay the Servicing Fee (to the extent not retained by the Servicer);

                  (ii) to the Swap Provider, any Net Swap Payment or any Swap Termination Payment (not triggered by a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Swap Agreement;

                  (iii) concurrently, to the holders of the Class A Notes, pro rata based on the entitlement of each such Class, the related Accrued Note Interest for such classes for such Payment Date;

                  (iv) to the holders of the Class M1 Notes, the related Accrued
Note Interest for such class for such Payment Date;

                  (v) to the holders of the Class M2 Notes, the related Accrued
Note Interest for such class for such Payment Date;

                  (vi) to the holders of the Class M3 Notes, the related Accrued
Note Interest for such class for such Payment Date;

                  (vii) to the holders of the Class M4 Notes, the related Accrued Note Interest for such class for such Payment Date;

                  (viii) to the holders of the Class M5 Notes, the related Accrued Note Interest for such class for such Payment Date; and

                  (ix) to the holders of the Class B1 Notes, the related Accrued
Note Interest for such class for such Payment Date;

                  (x) to the holders of the Class B2 Notes, the related Accrued
Note Interest for such class for such Payment Date;

                  (xi) to the holders of the Class B3 Notes, the related Accrued
Note Interest for such class for such Payment Date;

                  (xii) concurrently, to the holders of the Class B4A Notes and Class B4B Notes, pro rata based on the entitlement of each such Class, the related Accrued Note Interest for such class for such Payment Date; and

                  (xiii) any remainder as part of the Net Monthly Excess Cashflow to be allocated as described under section (e) above.

                  (c) On each Payment Date, (a) prior to the Stepdown Date or
(b) on which a Trigger Event is in effect, Principal Funds shall be paid in the following order of priority:

                  (i) to the Swap Provider, any Net Swap Payments or any Swap Termination Payment (not triggered by a Swap Provider Trigger Event) remaining unpaid after all payments made pursuant to section (b) above have been made, on such Payment Date;

                  (ii) the related Class A Principal Allocation Fraction of the Principal Payment Amount shall be allocated concurrently as follows:

                    (A) sequentially, to the Class IA1, Class IA2 and Class IA3 Notes, in that order, until the Note Principal Balance of each such Class is reduced to zero,

                    (B) concurrently, to the Class IIA1 Notes and Class IIA2 Notes, pro rata, PROVIDED HOWEVER, if a Group II Sequential Trigger Event is in effect, principal will be allocated to the Class IIA1 Notes and Class IIA2 Notes sequentially, in that order, until the Note Principal Balance of each such Class is reduced to zero;

                    provided, however, that after the aggregate Note Principal Balance of any of the Class IA Notes or Class IIA Notes have been reduced to zero, amounts otherwise distributable to such retired Notes pursuant to clause (ii) above shall be distributed to the Class A Notes of the unrelated group, in the manner and order of priority set forth in clauses
                    (ii)(A) and (B) above as applicable, based on the Note Principal Balances thereof, until the aggregate Note Principal Balance thereof has been reduced to zero;

                  (iii) sequentially, to the Class M1, Class M2, Class M3, Class M4, Class M5, Class B1, Class B2 and Class B3 Notes, in that order, until the Note Principal Balance of each such Class is reduced to zero;

                  (iv) concurrently, to the Class B4A Notes and Class B4B Notes, pro rata, until the Note Principal Balance of each such Class is reduced to zero; and

                  (v) any remainder as part of the Net Monthly Excess Cashflow to be allocated as described under section (e) below.

        (d) On each Payment Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, Principal Funds shall be paid in the following order of priority:

                  (i) to the Swap Provider, any Net Swap Payments or any Swap Termination Payment (not triggered by a Swap Provider Trigger Event) remaining unpaid after all payments made pursuant to section (b) above have been made, on such Payment Date:

                  (ii) the related Class A Principal Allocation Fraction of the Senior Principal Payment Amount shall be allocated concurrently as follows:

               (A) sequentially, to the Class IA1, Class IA2 and Class IA3 Notes, in that order, until the Note Principal Balances of such Classes are reduced to zero,

               (B) concurrently on a pro rata basis, to the Class IIA1 Notes and Class IIA2 Notes, until the Note Principal Balance of each such Class is reduced to zero;

               provided, however, that after the aggregate Note Principal Balance of any of the Class IA Notes or Class IIA Notes have been reduced to zero, amounts otherwise distributable to such retired Notes pursuant to clause (ii) above shall be distributed to the Class A Notes of the unrelated groups, in the manner and order of priority set forth in clauses (ii)(A) and (B) above, as applicable, based on the Note Principal Balances thereof, until the aggregate Note Principal Balance thereof has been reduced to zero;

                  (iii) to the Class M1 Notes, the Class M1 Principal Payment Amount until the Note Principal Balance thereof has been reduced to zero;

                  (iv) to the Class M2 Notes, the Class M2 Principal Payment Amount until the Note Principal Balance thereof has been reduced to zero;

                  (v) to the Class M3 Notes, the Class M3 Principal Payment Amount until the Note Principal Balance thereof has been reduced to zero;

                  (vi) to the Class M4 Notes, the Class M4 Principal Payment Amount until the Note Principal Balance thereof has been reduced to zero;

                  (vii) to the Class M5 Notes, the Class M5 Principal Payment Amount until the Note Principal Balance thereof has been reduced to zero;

                  (viii) to the Class B1 Notes, the Class B1 Principal Payment Amount until the Note Principal Balance thereof has been reduced to zero;

                  (ix) to the Class B2 Notes, the Class B2 Principal Payment Amount until the Note Principal Balance thereof has been reduced to zero;

                  (x) to the Class B3 Notes, the Class B3 Principal Payment Amount until the Note Principal Balance thereof has been reduced to zero;

                  (xi) concurrently on a pro rata basis, to the Class B4A Notes and Class B4B Notes, the Class B4 Principal Payment Amount, until the Note Principal Balance thereof has been reduced to zero; and

                  (xii) any remainder as part of the Net Monthly Excess Cashflow to be allocated as described under section (e) below.

        (e) On each Payment Date, any Net Monthly Excess Cashflow shall be paid as follows:

                  (i) to pay the Indenture Trustee, unreimbursed Extraordinary Expenses in excess of the limitation set forth in this Indenture;

                  (ii) to the Notes, an amount equal to any Extra Principal Payment Amount, payable as part of the Principal Payment Amount in the same manner and order of priority as described under sections (c) and (d) above;

                  (iii) concurrently on a pro rata basis, based on the amount of any Basis Risk Shortfall Carry-Forward Amounts, to the Class A Notes, in an amount equal to any Basis Risk Shortfall Carry-Forward Amount for such Class or Classes;

                  (iv) sequentially, to the Class M1, Class M2, Class M3, Class M4, Class M5, Class B1, Class B2 and Class B3 Notes, in that order, in an amount equal to any Basis Risk Shortfall Carry-Forward Amount for such Class or Classes;

                  (v) concurrently on a pro rata basis, based on the amount of any Basis Risk Shortfall Carry-Forward Amounts to the Class B4A Notes and Class B4B Notes, in an amount equal to any Basis Risk Shortfall Carry-Forward Amount for such Class or Classes;

                  (vi) sequentially, to the Class M1, Class M2, Class M3, Class M4, Class M5, Class B1, Class B2 and Class B3 Notes, in that order, in an amount equal to any Deferred Interest for such Class or Classes;

                  (vii) concurrently on a pro rata basis, in accordance with the amount of Deferred Interest due with respect to each such Class, to the Class B4A Notes and Class B4B Notes, in an amount equal to any Deferred Interest for such Class or Classes;

                  (viii) to the Swap Provider, any unpaid Swap Termination Payment triggered by a Swap Provider Trigger Event pursuant to the Swap Agreement;

                  (ix) any amount payable by the Trust for the purchase of a substitute Swap Agreement, as provided in the Sale and Servicing Agreement; and

                  (x) any remaining amounts will be distributed to the Certificate Paying Agent, as designee of the Issuer, for the benefit of the Holders of the Owner Trust Certificates.

         (f) [Reserved].

         (g) [Reserved].

         (h) [Reserved].

                  (i) Each distribution with respect to a Book-Entry Note shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Note Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Note Owners that it represents None of the Indenture Trustee, the Note Registrar, the Paying Agent, the Depositor, the Securities Administrator or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Indenture.

                  (j) Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall, if such Holder shall have so requested at least five Business Days prior to the related Record Date, be paid to each Holder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Holder as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the Securities Administrator, by check to such Noteholder mailed to such Holder's address as it appears in the Note Register in the amount required to be distributed to such Holder on such Payment Date pursuant to such Holder's Notes; PROVIDED, HOWEVER, that the Securities Administrator shall not pay to such Holders any amount required to be withheld from a payment to such Holder by the Code.

                  (k) The principal of each Note shall be due and payable in full on the Final Scheduled Payment Date for such Note as provided in the forms of Note set forth in Exhibits A-1, A-2 and A-3 to this Indenture. All principal payments on the Notes shall be made to the Noteholders entitled thereto in accordance with the Percentage Interests represented by such Notes. Upon notice to the Securities Administrator by the Issuer, the Securities Administrator shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Final Scheduled Payment Date or other final Payment Date (including any final Payment Date resulting from any redemption pursuant to Section 8.07 hereof). Such notice shall to the extent practicable be mailed no later than five Business Days prior to such Final Scheduled Payment Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Final Scheduled Payment Date or other final Payment Date will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment. No interest shall accrue on the Notes on or after the Final Scheduled Payment Date or any such other final Payment Date.

                  Section 3.06 Protection of Trust Estate. (a) The Issuer will from time to time prepare, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

                  (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

                  (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

                  (iii) cause the Issuer or the Indenture Trustee to enforce any of the rights to the Mortgage Loans; or

                  (iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in the Trust Estate against the claims of all persons and parties.

         (b) Except as otherwise provided in this Indenture, the Indenture Trustee shall not remove or permit the Custodian to remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.07 hereof (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered on the Closing Date pursuant to Section 3.07(a) hereof, or if no Opinion of Counsel has yet been delivered pursuant to Section 3.07(b) hereof, unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions).

         The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to sign any financing statement, continuation statement or other instrument required to be signed pursuant to this Section 3.06 upon the Issuer's preparation thereof and delivery to the Indenture Trustee with appropriate instructions.

         Section 3.07 Opinions as to Trust Estate. (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee and the Owner Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and first priority security interest in the Collateral and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and first priority security interest effective.

        (b) On or before April 15 in each calendar year, beginning in 2006, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and first priority security interest in the Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest in the Collateral until December 31 in the following calendar year.

         Section 3.08 Performance of Obligations. (a) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.

         (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer.

         (c) The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any of the documents relating to the Mortgage Loans or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Mortgage Loans or any such instrument, except such actions as the Master Servicer is expressly permitted to take under the Sale and Servicing Agreement. The Indenture Trustee, as pledgee of the Mortgage Loans, may (but is not obligated to) exercise the rights of the Issuer to direct the actions of the Master Servicer pursuant to the Sale and Servicing Agreement.

         (d) The Issuer may retain an administrator and may enter into contracts with other Persons for the performance of the Issuer's obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuer.

          Section 3.09 Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

                  (i) except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate;

                  (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

                  (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

                  (iv) waive or impair, or fail to assert rights under, the Mortgage Loans, or impair or cause to be impaired the Issuer's interest in the Mortgage Loans, the Mortgage Loan Purchase Agreement or in any Basic Document, if any such action would materially and adversely affect the interests of the Noteholders.

         Section 3.10 Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee, by March 30 of each year commencing with the calendar year 2006, an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

                  (i) a review of the activities of the Issuer during the previous calendar year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

                  (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

         Section 3.11 [Reserved].

         Section 3.12 Representations and Warranties Concerning the Mortgage Loans. The Indenture Trustee, as pledgee of the Mortgage Loans, has the benefit of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement concerning the Seller and the Mortgage Loans to the same extent as though such representations and warranties were made directly to the Indenture Trustee. If a Responsible Officer of the Indenture Trustee has actual knowledge of any breach of any representation or warranty made by the Seller in the Mortgage Loan Purchase Agreement, the Indenture Trustee shall promptly notify the Seller of such finding and the Seller's obligation to cure such defect or repurchase or substitute for the related Mortgage Loan.

         Section 3.13 Amendments to Sale and Servicing Agreement. The Issuer covenants with the Indenture Trustee that it will not enter into any amendment or supplement to the Sale and Servicing Agreement except in accordance with
Section 7.01 of the Sale and Servicing Agreement.

         Section 3.14 Master Servicer as Agent and Bailee of the Indenture Trustee. (a) Solely for purposes of perfection under Section 9-305 of the Uniform Commercial Code or other similar applicable law, rule or regulation of the state in which such property is held by the Master Servicer, the Issuer and the Indenture Trustee hereby acknowledge that the Master Servicer is acting as bailee of the Indenture Trustee in holding amounts on deposit in the Payment Account, as well as its bailee in holding any Related Documents released to the Master Servicer, and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Master Servicer. It is intended that, by the Master Servicer's acceptance of such bailee arrangement, the Indenture Trustee, as a secured party of the Mortgage Loans, will be deemed to have possession of such Related Documents, such monies and such other items for purposes of Section 9-305 of the Uniform Commercial Code of the state in which such property is held by the Master Servicer. The Indenture Trustee shall not be liable with respect to such documents, monies or items while in possession of the Master Servicer and the Master Servicer shall not otherwise be deemed to be the agent of the Indenture Trustee.

         (b) Solely for purposes of perfection under Section 9-305 of the Uniform Commercial Code or other similar applicable law, rule or regulation of the state in which such property is held by the Servicer, the Issuer and the Indenture Trustee hereby acknowledge that the Servicer is acting as bailee of the Indenture Trustee in holding amounts on deposit in the Protected Account, as well as its bailee in holding any Related Documents released to the Servicer, and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Servicer. It is intended that, by the Servicer's acceptance of such bailee arrangement, the Indenture Trustee, as a secured party of the Mortgage Loans, will be deemed to have possession of such Related Documents, such monies and such other items for purposes of Section 9-305 of the Uniform Commercial Code of the state in which such property is held by the Servicer. The Indenture Trustee shall not be liable with respect to such documents, monies or items while in possession of the Servicer and the Servicer shall not otherwise be deemed to be the agent of the Indenture Trustee.

         Section 3.15 Investment Company Act. The Issuer shall not become an "investment company" or be under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term "investment company" but also any available exceptions to such general definition); PROVIDED, HOWEVER, that the Issuer shall be in compliance with this Section 3.15 if it shall have obtained an order exempting it from regulation as an "investment company" so long as it is in compliance with the conditions imposed in such order.

         Section 3.16 Issuer May Consolidate, etc. (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

                  (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes, and all other amounts payable to the Indenture Trustee and the Securities Administrator, the payment to the Certificate Paying Agent of all amounts due to the Certificateholders, and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

                  (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

                  (iii) each of the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes to be reduced, suspended or withdrawn or to be considered by such Rating Agency to be below investment grade;

                  (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Indenture Trustee) to the effect that such transaction will not (A) result in a "significant modification" of the Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Notes as indebtedness for federal income tax purposes and (B) cause the Trust to be subject to an entity level tax for federal income tax purposes;

                  (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

                  (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for or relating to such transaction have been complied with (including any filing required by the Exchange Act), and that such supplemental indenture is enforceable against the Issuer.

         (b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

                  (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer, the conveyance or transfer of which is hereby restricted, shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state thereof, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of the Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer and the Indenture Trustee against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) each of the Rating Agencies shall have notified the Issuer that such transaction shall not cause the ratings of the Notes to be reduced, suspended or withdrawn;

                  (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Indenture Trustee) to the effect that such transaction will not (A) result in a "significant modification" of the Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Notes as indebtedness for federal income tax purposes, and (B) cause the Trust to be subject to an entity level tax for federal income tax purposes;

                  (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

                  (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

         Section 3.17 Successor or Transferee. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.16(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

         (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.16(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee of such conveyance or transfer.

         Section 3.18 No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning and selling and managing the Mortgage Loans and the issuance of the Notes and Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

         Section 3.19 No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes under this Indenture.

         Section 3.20 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

         Section 3.21 Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

         Section 3.22 Determination of Note Rate. On each Interest Determination Date the Securities Administrator shall determine One-Month LIBOR and the related Note Rate for each

Class of Notes for the following Accrual Period. The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to each Class of Notes for the related Accrual Period shall (in the absence of manifest error) be final and binding.

         Section 3.23 Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; PROVIDED, HOWEVER, that the Issuer may make, or cause to be made, distributions and payments to the Owner Trustee, the Indenture Trustee, Noteholders, the Certificateholders, the Securities Administrator, the Master Servicer and the Servicer as contemplated by, and to the extent funds are available for such purpose under this Indenture, and the Basic Documents. The Issuer will not, directly or indirectly, make payments to or distributions from the Payment Account except in accordance with this Indenture and the Basic Documents.

         Section 3.24 Notice of Events of Default. The Issuer shall give the Indenture Trustee, the Securities Administrator and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

         Section 3.25 Further Instruments and Acts. Upon request of the Indenture Trustee (it being understood that the Indenture Trustee is not obligated to make such request), the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         Section 3.26 Certain Representations Regarding the Trust Estate.

         (a) With respect to that portion of the Collateral described in clauses
(a) through (h) of the definition of Trust Estate, the Issuer represents to the Indenture Trustee that:

                  (i) This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

                  (ii) In each case, within the meaning of the applicable UCC:
(A) the Collateral described in clauses (a) through (c) constitute "deposit accounts" or "instruments," as applicable; (B) the Collateral described in clause (d) constitutes "real property;"(C) the Collateral described in clauses
(f) through (h) constitute "general intangibles."

                  (iii) The Issuer owns and has good and marketable title to the Collateral, free and clear of any lien, claim or encumbrance of any Person.

                  (iv) The Issuer has taken all steps necessary to cause the Indenture Trustee to become the account holder of the Collateral.

                  (v) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.

                  (vi) The Collateral is not in the name of any Person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the bank maintaining the Collateral to comply with instructions of any Person other than the Indenture Trustee.

         (b) With respect to any Collateral in which a security interest may be perfected by filing, the Issuer has not authorized the filing of, and is not aware of any financing statements against, the Issuer, that include a description of collateral covering such Collateral, other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

         (c) The Issuer has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in all Collateral granted to the Indenture Trustee hereunder in which a security interest may be perfected by filing. Any financing statement that is filed in connection with this Section 3.26 shall contain a statement that a purchase or security interest in any collateral described therein will violate the rights of the secured party named in such financing statement.

         (d) The foregoing representations may not be waived and shall survive the issuance of the Notes.

         Section 3.27 Allocation of Realized Losses. (a) Prior to each Payment Date, the Master Servicer shall determine, based solely on information provided to it by the Servicer, the total amount of Realized Losses that occurred during the related Prepayment Period.

         (b) Any Realized Losses on the Mortgage Loans shall be allocated on any Payment Date (i) first, to Net Monthly Excess Cashflow, through an increased distribution of the Extra Principal Payment Amount for that Payment Date as provided in Section 3.05 hereof; and (ii) second, in reduction of the Overcollateralized Amount, until reduced to zero.

         Section 3.28 Special Derivative Contracts.

         (a) At the direction of the Seller, the Indenture Trustee shall, on behalf of the Trust Estate, enter into Special Derivative Contracts for the benefit of the Owner Trust Certificates. Any acquisition of a Special Derivative Contract shall be accompanied by (i) an appropriate amendment to this Indenture,
(ii) any Opinion of Counsel required by Section 10.01 and (iii) the consent of each Holder of an Owner Trust Certificate to the acquisition of such Special Derivative Contract.

         (b) All collections, proceeds and other amounts in respect of the Special Derivative Contracts payable by the Special Derivative Counterparty shall be distributed to the Owner Trust Certificates on the Payment Date following receipt thereof by the Securities Administrator on behalf of the Indenture Trustee.

         (c) Any Special Derivative Contract that provides for any payment obligation on the part of the Trust Estate must (i) be without recourse to the assets of the Trust Estate, (ii) contain a non-petition covenant provision from the Special Derivative Counterparty, (iii) limit payment dates thereunder to Payment Dates and (iv) contain a provision limiting any cash payments due to the Special Derivative Counterparty on any day under such Special Derivative Contract solely to funds available therefor in the Payment Account available to make payments to the Holders of the Owner Trust Certificates on such Payment Date.

         (d) Each Special Derivative Contract must (i) provide for the direct payment of any amounts by the Special Derivative Counterparty thereunder to the Payment Account at least one Business Day prior to the related Payment Date,
(ii) contain an assignment of all of the Trust Estate's rights (but none of its obligations) under such Special Derivative Contract to the Indenture Trustee on behalf the Owner Trust Certificateholders and shall include an express consent to the Special Derivative Counterparty to such assignment, (iii) provide that in the event of the occurrence of an Event of Default, such Special Derivative Contract shall terminate upon the direction of a 50.01% or greater Percentage Interest of the Owner Trust Certificates and (iv) prohibit the Special Derivative Counterparty from "setting-off' or "netting" other obligations of the Trust Estate and its Affiliates against such Special Derivative Counterparty's payment obligations thereunder.

                                   ARTICLE IV

               THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

         Section 4.01 The Notes. Each Class of Notes shall be registered in the name of a nominee designated by the Depository. Beneficial Owners will hold interests in the Notes through the book-entry facilities of the Depository in minimum initial Note Principal Balances of $25,000 and integral multiples of $1 in excess thereof with respect to the Class IA1, Class IA2, Class IA3, Class IIA1 and Class IIA2 Notes and in minimum initial Note Principal Balances of $100,000 and in integral multiples of $1 in excess thereof with respect to the Class M Notes and Class B Notes.

         The Indenture Trustee and Securities Administrator may for all purposes (including the making of payments due on the Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Notes for the purposes of exercising the rights of Holders of the Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08 hereof, Beneficial Owners shall not be entitled to definitive certificates for the Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Securities Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and give notice to the Depository of such record date. Without the consent of the Issuer and the Securities Administrator, no Note may be transferred by the Depository except to a successor Depository that agrees to hold such Note for the account of the Beneficial Owners.

         In the event the Depository Trust Company resigns or is removed as Depository, the Depositor may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository's resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Notes it beneficially owns in the manner prescribed in Section 4.08.

         The Notes shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Securities Administrator and delivered by the Securities Administrator to or upon the order of the Issuer.

         Section 4.02 Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Note Registrar and Certificate Registrar. The Issuer shall cause to be kept at the office of the Note Registrar (which shall be the office specified in Section 3.02) a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

         Subject to the restrictions and limitations set forth below, upon surrender for registration or transfer of any Note at the office specified in
Section 3.02, the Issuer shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized initial Note Principal Balances evidencing the same Class and aggregate Percentage Interests.

         Subject to the foregoing, at the option of the Noteholders, Notes may be exchanged for other Notes of like tenor and in authorized initial Note Principal Balances evidencing the same Class and aggregate Percentage Interests upon surrender of the Notes to be exchanged at the office specified in Section
3.02. Whenever any Notes are so surrendered for exchange, the Issuer shall execute and the Securities Administrator shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank or trust company. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

         No service charge shall be made for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

         The Issuer hereby appoints the Securities Administrator as (i) Certificate Registrar to keep at the office of its designated agent as specified in Section 3.02, a Certificate Register pursuant to Section 3.04 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to Section 3.04 of the Trust Agreement and (ii) Note Registrar under this Indenture. The Securities Administrator hereby accepts such appointments.

         Section 4.03 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Securities Administrator such security or indemnity as may be required by it to hold the Issuer, the Indenture Trustee and the Securities Administrator harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Securities Administrator that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Securities Administrator shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; PROVIDED, HOWEVER, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Securities Administrator shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Indenture Trustee or the Securities Administrator in connection therewith.

         Upon the issuance of any replacement Note under this Section 4.03, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Securities Administrator) connected therewith.

         Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         Section 4.04 Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Securities Administrator, the Paying Agent and any agent of the Issuer or the Securities Administrator may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee, the Securities Administrator, the Paying Agent or any agent of the Issuer, the Indenture Trustee or the Securities Administrator shall be affected by notice to the contrary.

         Section 4.05 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Securities Administrator, be delivered to the Securities Administrator and shall be promptly cancelled by the Securities Administrator. The Issuer may at any time deliver to the Securities Administrator for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Securities Administrator. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Securities Administrator in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Request that they be destroyed or returned to it; PROVIDED, HOWEVER, that such Issuer Request is timely and the Notes have not been previously disposed of by the Securities Administrator.

         Section 4.06 Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Depository, by, or on behalf of, the Issuer. The Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a Definitive Note representing such Beneficial Owner's interest in such Note, except as provided in Section 4.08. With respect to such Notes, unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Beneficial Owners pursuant to Section 4.08:

                  (i) the provisions of this Section 4.06 shall be in full force and effect;

                  (ii) the Note Registrar, the Indenture Trustee, the Paying Agent and the Securities Administrator shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Beneficial Owners of the Notes;

                  (iii) to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this
Section 4.06 shall control;

                  (iv) the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners of Notes and the Depository and/or the Depository Participants. Unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

                  (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Note Principal Balances of the Notes, the Depository shall be deemed to represent such percentage with respect to the Notes only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Securities Administrator and the Indenture Trustee, as required by this Indenture.

         Section 4.07 Notices to Depository. Whenever a notice or other communication to the Note Holders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to
Section 4.08, the Indenture Trustee or Securities Administrator, as applicable, shall give all such notices and communications specified herein to be given to Holders of the Notes to the Depository, and shall have no obl igation to the Beneficial Owners.

         Section 4.08 Definitive Notes. If (i) the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and the Depositor is unable to locate a qualified successor within 30 days or (ii) the Depositor notifies the Indenture Trustee and the Depository of its intent to terminate the book entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Beneficial Owners of the Book-Entry Notes agree to initiate such termination. Upon surrender to the Securities Administrator of the typewritten Notes representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuer shall execute and the Securities Administrator shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuer, the Note Registrar or the Securities Administrator shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Securities Administrator shall recognize the Holders of the Definitive Notes as Noteholders.



         In addition, if an Event of Default has occurred and is continuing, each Note Owner materially adversely affected thereby may at its option request a Definitive Note evidencing such Noteholder's interest in the related Class of Notes. In order to make such request, such Noteholder shall, subject to the rules and procedures of the Depository, provide the Depository or the related Depository Participant with directions for the Securities Administrator to exchange or cause the exchange of the Noteholder's interest in such Class of Notes for an equivalent interest in fully registered definitive form. Upon receipt by the Securities Administrator of instructions from the Depository directing the Securities Administrator to effect such exchange (such instructions to contain information regarding the Class of Notes and the Note Principal Balance being exchanged, the Depository Participant account to be debited with the decrease, the registered holder of and delivery instructions for the Definitive Note, and any other information reasonably required by the Securities Administrator), (i) the Securities Administrator shall instruct the Depository to reduce the related Depository Participant's account by the aggregate Note Principal Balance of the Definitive Note, (ii) the Securities Administrator shall execute, authenticate and deliver, in accordance with the registration and delivery instructions provided by the Depository, a Definitive Note evidencing such Noteholder's interest in such Class of Notes and (iii) the Securities Administrator shall execute and authenticate a new Book-Entry Note reflecting the reduction in the Note Principal Balance of such Class of Notes by the amount of the Definitive Notes.

         Section 4.09 Tax Treatment. The Issuer has entered into this Indenture, and the Notes will be issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness. The Issuer, the Indenture Trustee and the Securities Administrator (in accordance with Section 6.06 hereof), by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry
Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness. The Issuer shall be a "U.S. person" (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for United States federal income tax purposes.

         Section 4.10 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.06, 3.09, 3.17, 3.19 and 3.20, (v) the rights, obligations (to the extent applicable to the provisions of the Indenture remaining in effect) and immunities of the Indenture Trustee and Securities Administrator hereunder (including the rights of the Indenture Trustee and Securities Administrator under Section 6.07 and the obligations of the Securities Administrator under Section 4.11), and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes and shall release and deliver, or cause the Custodian to deliver, the Collateral to or upon the order of the Issuer, when:

(a)      either:

               (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Securities Administrator for cancellation; or

               (2) all Notes not theretofore delivered to the Securities Administrator for cancellation

               (A) have become due and payable,

               (B) will become due and payable at the Final Scheduled Payment Date within one year, or

               (C) have been called for early redemption and the Trust has been terminated pursuant to Section 8.07 hereof,

         and the Issuer, in the case of (2)A or (2)B above, has irrevocably deposited or caused to be irrevocably deposited with the Securities Administrator, cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes then outstanding not theretofore delivered to the Securities Administrator for cancellation when due on the Final Scheduled Payment Date or other final Payment Date and has delivered to the Securities Administrator and the Indenture Trustee a verification report from a nationally recognized accounting firm certifying that the amounts deposited with the Securities Administrator are sufficient to pay and discharge the entire indebtedness of such Notes, or, in the case of
         (2)c. above, the Issuer shall have complied with all requirements of
         Section 8.07 hereof,

         (b) the Issuer has paid or caused to be paid all other sums payable hereunder; and

         (c) the Issuer has delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 10.01 hereof, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and, if the Opinion of Counsel relates to a deposit made in connection with Section 4.10(a)(2)B above, such opinion shall further be to the effect that such deposit will constitute an "in-substance defeasance" within the meaning of Revenue Ruling 85-42, 1985-1 C.B. 36, and in accordance therewith, the Issuer will be the owner of the assets deposited in trust for federal income tax purposes.

         Section 4.11 Application of Trust Money. All monies deposited with the Securities Administrator pursuant to Section 4.10 hereof shall be held in trust and applied by it, to the extent not otherwise applied to reimburse the Indenture Trustee and the Securities Administrator for any amounts due and owing to such parties pursuant to this Indenture or any other amount excluded by definition from Interest Funds and Principal Funds for such Payment Date, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent or the Issuer, Certificate Paying Agent as designee of the Issuer, as the Securities Administrator may determine, to the Holders of Securities, of all sums due and to become due thereon for principal and interest or otherwise; but such monies need not be segregated from other funds except to the extent required herein or required by law.

         Section 4.12 [Reserved].

Section 4.13 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Person other than the Securities Administrator under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Securities Administrator to be held and applied according to Section 3.05 and thereupon such Person shall be released from all further liability with respect to such monies.

         Section 4.14 Temporary Notes. Pending the preparation of any Definitive Notes, the Issuer may execute and upon its written direction, the Securities Administrator may authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

         If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the Corporate Trust Office of the Securities Administrator, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Securities Administrator shall authenticate and make available for delivery, in exchange therefor, Definitive Notes of authorized denominations and of like tenor, class and aggregate principal amount. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

         Section 4.15 Representation Regarding ERISA. By acquiring a Note or interest therein, each Holder of such Note or Beneficial Owner of any such interest shall be deemed to represent that either (1) it is not acquiring the Note with Plan Assets or (2) (A) the acquisition, holding and transfer of such Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the Department of Labor regulation 29 C.F.R. ss. 2510.3-101, and agrees to so treat the Notes. Alternatively, regardless of the rating of the Notes, such person may provide the Securities Administrator and the Owner Trustee with an Opinion of Counsel, which

Opinion of Counsel will not be at the expense of the Issuer, the Depositor, the Seller, any Underwriter, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Master Servicer or the Servicer which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Seller, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Master Servicer or the Servicer to any obligation in addition to those undertaken in the Indenture and the other Basic Documents.

                         ARTICLE V DEFAULT AND REMEDIES

         Section 5.01 Events of Default. The Issuer shall deliver to the Indenture Trustee, within five days after learning of the occurrence of an Event of Default, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iii), (iv) or (v) of the definition of "Event of Default", its status and what action the Issuer is taking or proposes to take with respect thereto. The Indenture Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of such Event of Default is received by a Responsible Officer and such notice references the Notes, the Trust Estate or this Indenture.

         Section 5.02 Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee at the written direction of the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes may declare the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if such notice is given by Noteholders), and upon any such declaration the unpaid Note Principal Balance of the Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

         At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, Holders of the Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes, by written notice to the Issuer and the Indenture Trustee, may, subject to Section 5.12, waive the related Event of Default and rescind and annul such declaration and its consequences if:

            (i) the Issuer has paid or deposited with the Indenture Trustee or Securities Administrator a sum sufficient to pay:

               (A) all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred;

               (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

               (C) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

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

         Section 5.03 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

         (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer shall, upon demand of the Indenture Trustee, acting at the direction of the Holders of a majority of the aggregate Note Principal Balances of the Notes, pay to the Securities Administrator, for the benefit of the Holders of Notes, the whole amount then due and payable on the Notes for principal and interest, with interest at the applicable Note Rate upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

         (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 10.16 hereof may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon the Notes and collect in the manner provided by law out of the property of the Issuer or other obligor the Notes, wherever situated, the monies adjudged or decreed to be payable.

         (c) If an Event of Default occurs and is continuing, the Indenture Trustee, subject to the provisions of Section 10.16 hereof may, as more particularly provided in Section 5.04 hereof, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings, as directed in writing by Holders of a majority of the aggregate Note Principal Balances of the Notes, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

         (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, as directed in writing by Holders of a majority of the aggregate Note Principal Balances of the Notes, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

         (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

         (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

         (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf, and

         (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Securities Administrator and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee.

         (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

         (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes, subject to Section 5.05 hereof.

         (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee s hall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

         Section 5.04 Remedies; Priorities. (a) If an Event of Default shall have occurred and be continuing and if an acceleration has been declared and not rescinded pursuant to Section 5.02 hereof, the Indenture Trustee subject to the provisions of Section 10.16 hereof may, and shall, at the written direction of the Holders of a majority of the aggregate Note Principal Balances of the Notes (subject to Section 6.02(k)) do one or more of the following (subject to Section
5.05 hereof):

         (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

         (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

         (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

         (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

PROVIDED, HOWEVER, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the Indenture Trustee obtains the consent of the Holders of 100% of the aggregate Note Principal Balance of the Notes, (B) the proceeds of such sale or liquidation distributable to the Holders of the Notes are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) the Indenture Trustee determines that the Mortgage Loans will not continue to provide sufficient funds for the payment of principal of and interest on the applicable Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of 66-2/3% of the aggregate Note Principal Balance of the Notes. In determining such sufficiency or insufficiency with respect to clause
(B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion (obtained at the expense of the Trust) of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, so long as an "Event of Default" under the related Servicing Agreement has not occurred, any Sale of the Trust Estate shall be made subject to the continued servicing of the Mortgage Loans by the Servicer as provided in the related Servicing Agreement.

         (b) If the Indenture Trustee or Securities Administrator collects any money or property pursuant to this Article V, the Securities Administrator shall pay out the money or property in the following order:

                  FIRST: to the Indenture Trustee and the Securities Administrator for amounts due under Section 6.07 hereof or the Sale and Servicing Agreement, to the Master Servicer for amounts due under the Sale and Servicing Agreement, to the Servicer, for amounts due under the related Servicing Agreement, to the Custodian for amounts due under Section 3.4 of the Custodial Agreement and to the Swap Provider any Net Swap Payments or Swap Termination Payment (other than a Swap Termination Payment triggered by a Swap Provider Trigger Event) due under the Swap Agreement;

                  SECOND: to the Noteholders for amounts due and unpaid on the Notes with respect to interest (not including any Basis Risk Shortfall Carry-Forward Amounts), first, to the Class IA Noteholders and Class IIA Noteholders, second, sequentially, to the Class M1 Noteholders, Class M2 Noteholders, Class M3 Noteholders, Class M4 Noteholders, Class M5 Noteholders, Class B1 Noteholders, Class B2 Noteholders and Class B3 Noteholders, and third, concurrently, to the Class B4A Noteholders and Class B4B Noteholders according to the amounts due and payable on the Notes for interest;

                  THIRD: to the Noteholders for amounts due and unpaid on the Notes with respect to principal, and to each Noteholder ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, until the Note Principal Balance of each such Class is reduced to zero;

                  FOURTH: to the Noteholders, first, to the Class M1 Noteholders, second, to the Class M2 Noteholders, third, to the Class M3 Noteholders, fourth, to the Class M4 Noteholders, fifth, to the Class M5 Noteholders, sixth, to the Class B1 Noteholders, seventh, to the Class B2 Noteholders, eighth, to the Class B3 Noteholders, ninth, to the Class B4A Noteholders, tenth, to the Class B4B Noteholders, the amount of any related Deferred Interest not previously paid;

                  FIFTH: to the Noteholders for amounts due and unpaid on the Notes with respect to any related Basis Risk Shortfall Carry-Forward Amounts, first, to the Class IA Noteholders, second, to the Class IIA Noteholders, third, to the Class M1 Noteholders, fourth, to the Class M2 Noteholders, fifth, to the Class M3 Noteholders, sixth, to the Class M4 Noteholders, seventh, to the Class M5 Noteholders, eighth, to the Class B1 Noteholders, ninth, to the Class B2 Noteholders, tenth, to the Class B3 Noteholders, eleventh, to the Class B4A Noteholders, twelfth, to the Class B4B Noteholders;

                  SIXTH: to the Swap Provider, any unpaid Swap Termination Payment triggered by a Swap Provider Trigger Event; and

                    SEVENTH: to the payment of the remainder, if any to the Certificate Paying Agent on behalf of the Issuer or to any other person legally entitled thereto.

         The Securities Administrator may fix a record date and Payment Date for any payment to Noteholders pursuant to this Section 5.04. At least 15 days before such record date, the Securities Administrator shall mail to each Noteholder a notice that states the record date, the Payment Date and the amount to be paid.

         Section 5.05 Optional Preservation of the Trust Estate. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuer and, the Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

         Section 5.06 Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 10.16 hereof

         (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

         (ii) the Holders of not less than 25% of the aggregate Note Principal Balances of the Notes have made a written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

         (iii) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

         (iv) the Indenture Trustee for 60 days after its receipt of such notice of request and offer of indemnity has failed to institute such Proceedings; and

         (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Note Principal Balances of the Notes.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

         Subject to the last paragraph of Section 5.11 herein, in the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Note Principal Balances of the Notes, the Indenture Trustee shall take such action as requested by the Holders representing the highest amount (in the aggregate) of Note Principal Balances notwithstanding any other provisions of this Indenture.

         Section 5.07 Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on, if any, such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

         Section 5.08 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

         Section 5.09 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

         Section 5.11 Control By Noteholders. The Holders of a majority of the aggregate Note Principal Balances of Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee (subject to the Indenture Trustee's right to receive indemnity, as provided herein); provided that:

         (i) such direction shall not be in conflict with any rule of law or with this Indenture;

         (ii) any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than 100% of the Note Principal Balances of the Notes; and

         (iii) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction of the Holders of Notes representing a majority of the Note Principal Balances of the Notes.

Notwithstanding the rights of Noteholders set forth in this Section 5.11 the Indenture Trustee need not take any action that it deems unduly prejudicial to any Noteholder or that it determines might subject it to liability.

         Section 5.12 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02 hereof, the Holders of Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

         Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

         Section 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note and each Beneficial Owner of any interest therein by such Holder's or Beneficial Owner's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Note Principal Balances of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

         Section 5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 5.15 Sale of Trust Estate. (a) The power to effect any sale or other disposition (a "Sale") of any portion of the Trust Estate pursuant to
Section 5.04 hereof is expressly subject to the provisions of Section 5.05 hereof and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

         (b) The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless

               (A) the Holders of all Notes consent to or direct the Indenture Trustee to make, such Sale, or

               (B) the proceeds of such Sale would be not less than the entire amount which would be payable to the Noteholders under the Notes, in full payment thereof in accordance with Section 5.02 hereof, on the Payment Date next succeeding the date of such Sale, or

               (C) the Indenture Trustee determines that the conditions for retention of the Trust Estate set forth in Section 5.05 hereof cannot be satisfied (in making any such determination under clauses (2) or (3) of this Section 5.15(b), the Indenture Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.05 hereof) and the Holders of Notes representing at least 66-2/3% of the Note Principal Balances of the Notes consent to such Sale.

The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

         (c) Unless the Holders representing at least 66-2/3% of the Note Principal Balances of the Notes have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section 5.15 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, the Indenture Trustee, acting in its capacity as Indenture Trustee on behalf of the Noteholders, shall bid an amount (which shall include the Indenture Trustee's right, in its capacity as Indenture Trustee, to credit bid) at least $1.00 more than the highest other bid in order to preserve the Trust Estate on behalf of the Noteholders; provided, sufficient funds are in the Trust Estate to make such bid.

         (d) In connection with a Sale of all or any portion of the Trust
Estate,

               (A) any Holder or Holders of Notes may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

               (B) the Indenture Trustee, may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Notes and Holders of Certificates as a result of such sale on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

               (C) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance, prepared by the Issuer and satisfactory to the Indenture Trustee, transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

               (D) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

               (E) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

         Section 5.16 Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee or the Securities Administrator shall be applied by the Securities Administrator upon receipt in accordance with Section 5.04(b) hereof.

         Section 5.17 Performance and Enforcement of Certain Obligations. (a) Promptly following a request from the Indenture Trustee to do so, the Issuer in its capacity as holder of the Mortgage Loans, shall take all such lawful action as the Indenture Trustee may request to cause the Issuer to compel or secure the performance and observance by the Seller and the Master Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Mortgage Loan Purchase Agreement and the Sale and Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Mortgage Loan Purchase Agreement and the Sale and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, as pledgee of the Mortgage Loans, including the transmission of notices of default on the part of the Seller or the Master Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Master Servicer of each of their obligations under the Mortgage Loan Purchase Agreement and the Sale and Servicing Agreement.

         (b) The Indenture Trustee, as pledgee of the Mortgage Loans, may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66-2/3% of the Note Principal Balances of the Notes (subject to Section 6.02(k)) shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Master Servicer under or in connection with the Mortgage Loan Purchase Agreement and the Sale and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller or the Master Servicer, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Mortgage Loan Purchase Agreement and the Sale and Servicing Agreement, as the case may be, and any right of the Issuer to take such action shall not be suspended.

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

          ARTICLE VI THE INDENTURE TRUSTEE AND SECURITIES ADMINISTRATOR

     Section 6.01 Duties of Indenture Trustee and Securities Administrator. (a) If an Event of Default of which the Indenture Trustee has actual knowledge or has received written notice has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default of which the Indenture Trustee has actual knowledge or has received written notice, in the case of the Indenture Trustee and, at any time, in the case of the Securities
Administrator:

         (i) the Indenture Trustee and the Securities Administrator undertake to perform such duties and only such duties as are specifically set forth in this Indenture and the other Basic Documents to which it is a party and no implied covenants or obligations shall be read into this Indenture and the other Basic Documents against the Indenture Trustee or the Securities Administrator; and

         (ii) in the absence of bad faith on its part, the Indenture Trustee and the Securities Administrator may each conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to each of the Indenture Trustee and the Securities Administrator and conforming to the requirements of this Indenture; however, the Indenture Trustee and the Securities Administrator shall each examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

     (c) The Indenture Trustee and the Securities Administrator may not be relieved from liability for each of its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

         (i) this paragraph does not limit the effect of paragraph (b) of this
Section 6.01;

         (ii) neither the Indenture Trustee nor the Securities Administrator shall be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee or the Securities Administrator, as applicable, was negligent in ascertaining the pertinent facts; and

         (iii) neither the Indenture Trustee nor the Securities Administrator shall be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Noteholders or from the Issuer, which they are entitled to give under the Basic Documents.

     (d) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

     (e) Money held in trust by the Indenture Trustee need not be segregated from other trust funds except to the extent required by law or the terms of this Indenture, the Sale and Servicing Agreement or the Trust Agreement.

     (f) No provision of this Indenture shall require the Indenture Trustee or the Securities Administrator to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

     (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     (h) The Indenture Trustee shall act in accordance with Sections 6.03 and
6.04 of the Sale and Servicing Agreement and shall act as successor to the Master Servicer or appoint a successor Master Servicer in accordance with
Section 6.02 of the Sale and Servicing Agreement.

     (i) In order to comply with its duties under the USA Patriot Act of 2001, the Indenture Trustee shall obtain and verify certain information and documentation from the other parties to this Indenture including, but not limited to, each such party's name, address and other identifying information.

     Section 6.02 Rights of Indenture Trustee and Securities Administrator. Except as provided in Section 6.01: (a) The Indenture Trustee and the Securities Administrator may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee and the Securities Administrator need not investigate any fact or matter stated in the document.

     (b) Before the Indenture Trustee or the Securities Administrator acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. Neither the Indenture Trustee nor the Securities Administrator shall be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

     (c) Neither the Indenture Trustee nor the Securities Administrator shall be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Indenture Trustee's or Securities Administrator's conduct does not constitute willful misconduct, negligence or bad faith.

     (d) The Indenture Trustee or the Securities Administrator may each consult with counsel, and the advice or Opinion of Counsel (which shall not be at the expense of the Indenture Trustee or the Securities Administrator) with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (e) For the limited purpose of effecting any action to be undertaken by each of the Indenture Trustee and the Securities Administrator, but not specifically as a duty of the Indenture

Trustee or the Securities Administrator in the Indenture, each of the Indenture Trustee and the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder, either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

     (f) The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Indenture Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable to the Indenture Trustee (i) pursuant to Sections 5.04(b) or 6.07 hereunder or (ii) out of Interest Funds or Principal Funds.

     (g) Anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee or the Securities Administrator, respectively, has been advised of the likelihood of such loss or damage and regardless of the form of action.

     (h) None of the Securities Administrator, the Issuer or the Indenture Trustee shall be responsible for the acts or omissions of the other, it being understood that this Indenture shall not be construed to render them partners, joint venturers or agents of one another.

     (i) Neither the Indenture Trustee nor the Securities Administrator shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee or the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under the Sale and Servicing Agreement, except during such time, if any, as the Indenture Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of the Sale and Servicing Agreement.

     (j) Except for those actions that the Indenture Trustee or the Securities Administrator are required to take hereunder, neither the Indenture Trustee nor the Securities Administrator shall have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

     (k) Neither the Indenture Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Indenture, other than its obligation to give notices pursuant to this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Indenture Trustee or the Securities Administrator, as applicable, reasonable security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Indenture Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Indenture Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture and to use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of his own affairs.

     (l) Neither the Indenture Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Notes representing not less than 25% of the Note Principal Balance of the Notes and provided that the payment within a reasonable time to the Indenture Trustee or the Securities Administrator, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee or the Securities Administrator, as applicable, reasonably assured to the Indenture Trustee or the Securities Administrator, as applicable, by the security afforded to it by the terms of this Indenture. The Indenture Trustee or the Securities Administrator may require indemnity reasonably satisfactory to it against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Noteholders requesting the investigation.

     (m) Should the Indenture Trustee or the Securities Administrator deem the nature of any action required on its part to be unclear, the Indenture Trustee or the Securities Administrator, respectively, may require prior to such action that it be provided by the Depositor with reasonable further instructions.

     (n) The right of the Indenture Trustee or the Securities Administrator to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and neither the Indenture Trustee nor the Securities Administrator shall be accountable for other than its negligence or willful misconduct in the performance of any such act.

     (o) Neither the Indenture Trustee nor the Securities Administrator shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder.

     (p) Neither the Indenture Trustee nor the Securities Administrator shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Seller pursuant to this Indenture or the Mortgage Loan Purchase Agreement, as applicable, or the eligibility of any Mortgage Loan for purposes of this Indenture.

     (q) The Indenture Trustee shall not be deemed to have notice or actual knowledge of any Event of Default unless actually known to a Responsible Officer of the Indenture Trustee or written notice thereof (making reference to this Indenture or the Notes) is received by the Indenture Trustee at the Corporate Trust Office.

     Section 6.03 Individual Rights of Indenture Trustee. (a) The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee, subject to the requirements of the Trust Indenture Act. Any Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12 hereof.

     (b) The Securities Administrator in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Securities Administrator, subject to the requirements of the Trust Indenture Act.

     Section 6.04 Indenture Trustee's and Securities Administrator's Disclaimers. Neither the Indenture Trustee nor the Securities Administrator shall be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the other Basic Documents, neither shall be accountable for the Issuer's use of the proceeds from the Notes, and neither shall be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than, with respect to the Securities Administrator only, the Securities Administrator 's certificate of authentication.

     Section 6.05 Notice of Event of Default. Subject to Section 5.01, the Indenture Trustee shall promptly mail to each Noteholder notice of the Event of Default after a Responsible Officer of the Indenture Trustee obtains actual knowledge or written notice of such event, unless such Event of Default shall have been waived or cured. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

     Section 6.06 Reports by Securities Administrator to Holders and Tax Administration. The Securities Administrator shall deliver to each Noteholder such information as may be required and such other customary information as the Securities Administrator may determine and/or to be required by the Internal Revenue Service or by a federal or state law or rules or regulations to enable such holder to prepare its federal and state income tax returns.

     The Securities Administrator shall prepare and file (or cause to be prepared and filed), on behalf of the Owner Trustee, all tax returns (if any) and information reports, tax elections and such annual or other reports of the Issuer as are necessary for preparation of tax returns and information reports as provided in Section 5.03 of the Trust Agreement, including without limitation Form 1099. All tax returns and information reports shall be signed by the Owner Trustee as provided in Section 5.03 of the Trust Agreement.

     Section 6.07 Compensation. An annual fee shall be paid to the Indenture Trustee by the Master Servicer pursuant to a separate agreement between the Indenture Trustee and the Master Servicer. In addition, the Indenture Trustee and the Securities Administrator will each be entitled to recover from the Payment Account pursuant to Section 4.05(a) of the Sale and Servicing Agreement all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Indenture Trustee and the Securities Administrator, respectively, in connection with any breach of this Indenture or any claim or legal action (including any pending or threatened claim or legal action) or otherwise incurred or made by the Indenture Trustee or the Securities Administrator, respectively, in the administration of the trusts hereunder or under any other Basic Document (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its own negligence or intentional misconduct or which is the responsibility of the Noteholders as provided herein. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. Additionally, each of the Indenture Trustee and the Securities Administrator and any director, officer, employee or agent of the Indenture Trustee or the Securities Administrator shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees and expenses) incurred in the administration of the Basic Documents (other than its ordinary out of pocket expenses incurred hereunder) or in connection with any claim or legal action relating to (a) the Basic Documents or (b) the Notes, other than any loss, liability or expense incurred by reason of its own negligence or intentional misconduct, or which is the responsibility of the Noteholders as provided herein. Notwithstanding the foregoing, each of the Indenture Trustee and the Securities Administrator and any director, officer, employee or agent of the Indenture Trustee and the Securities Administrator shall also be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees and expenses) incurred in the administration of its duties and responsibilities or the exercise of its rights under the Swap Agreement or in connection with any claim or legal action relating to the Swap Agreement which is the responsibility of the Noteholders as provided herein. Such indemnity and agreement to hold harmless shall survive the termination of this Agreement or the resignation or removal of the Indenture Trustee and the Securities Administrator, as applicable, hereunder.

         The Issuer's payment obligations to the Indenture Trustee and Securities Administrator pursuant to this Section 6.07 shall survive the discharge of this Indenture and the termination or resignation of the Indenture Trustee or Securities Administrator. When the Indenture Trustee or the Securities Administrator incurs expenses after the occurrence of an Event of Default with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

         The Indenture Trustee agrees to fully perform its duties under this Indenture notwithstanding any failure on the part of the Issuer to make any payments, reimbursements or indemnifications to the Indenture Trustee pursuant to this Section 6.07 (subject to the second paragraph of the definition of Extraordinary Expenses).

         The obligations of the Issuer set forth in this Section 6.07 are nonrecourse obligations solely of the Issuer and will be payable only from the Trust Estate with respect to the Notes (subject to the second paragraph of the definition of Extraordinary Expenses) and following application of the proceeds of the Trust Estate in accordance with the priority of payments hereof, any outstanding but unpaid obligations of the Issuer will be extinguished. The Indenture Trustee hereby agrees that it has no rights or claims against the Issuer directly and shall only look to the Trust Estate to satisfy the Issuer's obligations under this Section 6.07. The Indenture

Trustee also hereby agrees not to file or join in filing any petition in bankruptcy or commence any similar proceeding in respect of the Issuer.

         Section 6.08 Replacement of Indenture Trustee and the Securities Administrator. No resignation or removal of the Indenture Trustee or the Securities Administrator and no appointment of a successor Indenture Trustee or successor Securities Administrator shall become effective until the acceptance of appointment by the successor Indenture Trustee or successor Securities Administrator pursuant to this Section 6.08. The Indenture Trustee or the Securities Administrator may resign at any time by so notifying the Issuer. Any resignation or removal of the Securities Administrator shall result in the automatic removal of the Master Servicer to the extent that Wells Fargo Bank, N.A. is both the Securities Administrator and Master Servicer. Holders of a majority of Note Principal Balances of the Notes may remove either of the Indenture Trustee or the Securities Administrator by so notifying the Indenture Trustee or the Securities Administrator and may appoint a successor Indenture Trustee or successor Securities Administrator. The Issuer shall remove the Indenture Trustee or the Securities Administrator, as applicable, if:

         (i) the Indenture Trustee or the Securities Administrator fails to comply with Section 6.11 hereof;

         (ii) the Indenture Trustee or the Securities Administrator is adjudged a bankrupt or insolvent;

         (iii) a receiver or other public officer takes charge of the Indenture Trustee or the Securities Administrator or its property; or

         (iv) the Indenture Trustee or the Securities Administrator otherwise becomes incapable of acting.

         If the Indenture Trustee or the Securities Administrator resigns or is removed or if a vacancy exists in the office of the Indenture Trustee or the Securities Administrator for any reason (the Indenture Trustee or the Securities Administrator in such event being referred to herein as the retiring Indenture Trustee or the retiring Securities Administrator), the Issuer shall promptly appoint a successor Indenture Trustee or successor Securities Administrator.

         Each of a successor Indenture Trustee or successor Securities Administrator shall deliver a written acceptance of its appointment to the retiring Indenture Trustee or the retiring Securities Administrator, as applicable, and to the Issuer. Thereupon, the resignation or removal of the retiring Indenture Trustee or the retiring Securities Administrator shall become effective, and the successor Indenture Trustee or successor Securities Administrator shall have all the rights, powers and duties of the Indenture Trustee or the Securities Administrator, as applicable, under this Indenture. The successor Indenture Trustee or successor Securities Administrator shall each mail a notice of its succession to Noteholders. The retiring Indenture Trustee or the retiring Securities Administrator shall promptly transfer all property held by it as Indenture Trustee or Securities Administrator, as applicable, to the successor Indenture Trustee or successor Securities Administrator.

         If a successor Indenture Trustee or successor Securities Administrator does not take office within 60 days after the retiring Indenture Trustee or the retiring Securities Administrator, as applicable, resigns or is removed, the retiring Indenture Trustee or the retiring Securities Administrator, the Issuer or the Holders of a majority of Note Principal Balances of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee or successor Securities Administrator.

         Notwithstanding the replacement of the Indenture Trustee or the Securities Administrator pursuant to this Section, the Issuer's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee or the retiring Securities Administrator.

         Section 6.09 Successor Indenture Trustee and Securities Administrator by Merger. If the Indenture Trustee or the Securities Administrator consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation, without any further act, shall be the successor Indenture Trustee or successor Securities Administrator, as applicable; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11 hereof. The Indenture Trustee and the Securities Administrator shall each provide the Rating Agencies with prior written notice of any such transaction.

         If at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture and any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

         Section 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 hereof.

         (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the

Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

                (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

               (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

         (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 6.11 Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Indenture Trustee and the Securities Administrator shall each have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of Baa3 or better by Moody's and BBB or better by Standard & Poor's. The Indenture Trustee shall comply with TIA ss. 310(b), including the optional provision permitted by the second sentence of TIA ss. 310(b)(9); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met.

         Section 6.12 Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). An

Indenture Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated.

Section 6.13 Representations and Warranties. The Indenture Trustee hereby represents that:

               (i) The Indenture Trustee is duly organized and validly existing as a national banking association in good standing under the laws of the United States with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

               (ii) The Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action;

               (iii) The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of association or bylaws of the Indenture Trustee or any material agreement or other instrument to which the Indenture Trustee is a party or by which it is bound which would adversely affect its performance under this Indenture; and

               (iv) There are no proceedings or investigations pending or to, the Indenture Trustee's knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee: (A) asserting the invalidity of this Indenture (B) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture.

         Section 6.14 Directions to Indenture Trustee and the Securities
                      Administrator.

         (a) The Indenture Trustee is hereby directed (i) to accept the pledge of the Mortgage Loans and hold the assets of the Trust Estate in trust for the Noteholders, and (ii) to take all other actions as shall be required to be taken by it pursuant to the terms of this Indenture and the Sale and Servicing Agreement.

         (b) The Securities Administrator is hereby directed (i) to authenticate and deliver the Notes substantially in the form prescribed by Exhibits A-1, A-2 and A-3 to this Indenture in accordance with the terms of this Indenture, and
(ii) to take all other actions as shall be required to be taken by the Securities Administrator pursuant to the terms of this Indenture and the Sale and Servicing Agreement.

         Section 6.15 The Agents. The provisions of this Indenture relating to the limitations of the Indenture Trustee's liability and to its rights and protections shall inure also to the Securities Administrator, Paying Agent, Note Registrar and Certificate Registrar.

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

         Section 6.16 Other Basic Documents. Each of the Indenture Trustee and Securities Administrator is hereby authorized and directed to execute and deliver the Sale and Servicing Agreement and any other Basic Documents (other than this Indenture) naming it as a party. Neither the Indenture Trustee nor the Securities Administrator shall be responsible for the sufficiency of the terms of any of the Basic Documents. In entering into and acting under the other Basic Documents, each of the Indenture Trustee and Securities Administrator shall be entitled to all of the rights, immunities, indemnities and other protections set forth in this Article VI.

                   ARTICLE VII NOTEHOLDERS' LISTS AND REPORTS

         Section 7.01 Issuer To Furnish Securities Administrator Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Securities Administrator (a) not more than five days after each Record Date, a list, in such form as the Securities Administrator may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, (b) at such other times as the Securities Administrator may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; PROVIDED, HOWEVER, that so long as the Securities Administrator is the Note Registrar, no such list shall be required to be furnished to the Securities Administrator.

         Section 7.02 Preservation of Information; Communications to Noteholders. (a) The Securities Administrator shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Securities Administrator as provided in Section 7.01 hereof and the names and addresses of Holders of Notes received by the Securities Administrator in its capacity as Note Registrar. The Securities Administrator may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

         (b) Noteholders may communicate pursuant to TIA ss. 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

         (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA ss. 312(c).

         Section 7.03 Statements to Noteholders. (a) With respect to each Payment Date, the Securities Administrator shall make available to each Noteholder and each Certificateholder, the Swap Provider, the Depositor, the Owner Trustee, the Indenture Trustee, the Certificate Paying Agent and each Rating Agency, a statement setting forth the following information as to the Notes, to the extent applicable:

               (i) the Note Principal Balance of each Class of Notes immediately prior to such Payment Date;

               (ii) the Interest Funds, Principal Funds and Net Monthly Excess Cashflow payable to each Class of Noteholders for such Payment Date, and the Basis Risk Shortfall Carry-Forward Amount on each Class of Notes for such Payment Date;

               (iii) the amount of such distribution to each Class of Notes applied to reduce the Note Principal Balance thereof;

               (iv) the amount of such distribution to Holders of each Class of Notes allocable to interest and the aggregate amount of Accrued Note Interest with respect to each Class during the related Accrual Period;

               (v) the Note Rates for each Class of Notes with respect to such Payment Date;



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

               (vi) the Note Principal Balance of each Class of Notes immediately after such Payment Date;

               (vii) the amount for distribution to the Certificates;

               (viii) the number and the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period;

               (ix) the amount of Scheduled Principal and Principal Prepayments, (including but separately identifying the principal amount of Principal Prepayments, Insurance Proceeds, the purchase price in connection with the purchase of Mortgage Loans, cash deposits in connection with substitutions of Mortgage Loans and Excess Liquidation Proceeds) and the number and principal balance of Mortgage Loans purchased or substituted for during the relevant period and cumulatively since the Cut-off Date in the aggregate;

                  (x) the aggregate Note Principal Balance of each Class of Notes, after giving effect to the amounts distributed on such Payment Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal and the aggregate Note Principal Balance of the Notes after giving effect to the distribution of principal on such Payment Date;

                  (xi) information regarding any Mortgage Loan delinquencies as of the end of the related Prepayment Period, including the aggregate number and aggregate Outstanding Principal Balance of Mortgage Loans (a) delinquent 30 to 59 days on a contractual basis, (b) delinquent 60 to 89 days on a contractual basis, and (c) delinquent 90 or more days on a contractual basis, in each case as of the close of business on the last Business Day of the immediately preceding month;

                  (xii) the Overcollateralization Increase Amount, Overcollateralization Target Amount, the Overcollateralization Release Amount and Overcollateralized Amount, if any, in each case as of the related Payment Date;

                  (xiii) the amount of any Monthly Advances, Compensating Interest Payments and outstanding unreimbursed advances by the Master Servicer or Servicer;

                  (xiv) the aggregate Realized Losses with respect to the related Payment Date and cumulative Realized Losses since the Closing Date;

                  (xv) with respect to each Mortgage Loan which incurred a Realized Loss during the related Prepayment Period, (i) the loan number, (ii) the Stated Principal Balance of such Mortgage Loan as of the Cut-off Date, (ii) the Stated Principal Balance of such Mortgage Loan as of the beginning of the related Due Period, (iii) the Excess Liquidation Proceeds with respect to such Mortgage Loan and (iv) the amount of the Realized Loss with respect to such Mortgage Loan;

                  (xvi) the number and aggregate Stated Principal Balance of Mortgage Loans repurchased by the Seller pursuant to the Mortgage Loan Purchase Agreement for the related Payment Date and cumulatively since the Closing Date;

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

                  (xvii) the number and aggregate Outstanding Principal Balance of all Mortgage Loans as to which the Mortgaged Property was REO Property as of the end of the related Due Period;

                  (xviii) the book value (the sum of (A) the Outstanding Principal Balance of the Mortgage Loan, (B) accrued interest through the date of foreclosure and (C) foreclosure expenses) of any REO Property; provided that, in the event that such information is not available to the Securities Administrator on the Payment Date, such information shall be furnished promptly after it becomes available;

                  (xix) the Average Loss Severity Percentage;

                  (xx) the number of Mortgage Loans in the foreclosure process as of the end of the related Due Period and the aggregate Outstanding Principal Balance of such Mortgage Loans;

                  (xxi) the amount of any Prepayment Interest Shortfalls less any Compensating Interest paid by the Servicer or Master Servicer to cover Prepayment Interest Shortfalls for such Payment Date;

                  (xxii) the aggregate Stated Principal Balance of Mortgage Loans purchased by the Servicer pursuant to Section 3.21 of the Sale and Servicing Agreement for the related Payment Date and cumulatively since the Closing Date;

                  (xxiii) the aggregate Stated Principal Balance of defaulted Mortgage Loans sold by the Servicer pursuant to Section 3.13 of the Sale and Servicing Agreement or Sections 4.03, 4.17 and 4.18 of the related Servicing Agreement for the related Payment Date and cumulatively since the Closing Date; provided that, in the event that such information is not available to the Securities Administrator on the Payment Date, such information shall be furnished promptly after it becomes available; and

                  (xxiv) the amount, if any, required to be paid under the Swap Agreement for such Payment Date.

         In addition, by January 31 of each calendar year following any year during which the Notes are outstanding, the Securities Administrator shall furnish a report to each Noteholder of record if so requested in writing at any time during each calendar year as to the aggregate of amounts reported pursuant to (iii) and (iv) with respect to the Notes for such calendar year.

         The Securities Administrator may conclusively rely upon the information provided by the Master Servicer pursuant to Section 3.01 of the Sale and Servicing Agreement and by the Swap Provider under the Swap Agreement in its preparation of monthly statements to Noteholders. In addition, the Securities Administrator shall make available statements to Certificateholders on each Payment Date in accordance with Section 5.04 of the Trust Agreement.

         The Securities Administrator may make available each month, to any interested party, the monthly statement to Noteholders via the Securities Administrator's website initially located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Securities



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

Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator's customer service desk and indicating such. The Securities Administrator shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Securities Administrator shall provide timely and adequate notification to all parties regarding any such change.



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

               ARTICLE VIII ACCOUNTS, DISBURSEMENTS AND RELEASES

         Section 8.01 Collection of Money. Except as otherwise expressly provided herein, the Securities Administrator may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Securities Administrator pursuant to this Indenture. The Securities Administrator shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

         Section 8.02 [Reserved].

         Section 8.03 Officer's Certificate. The Indenture Trustee shall receive at least seven Business Days' notice when requested by the Issuer to take any action pursuant to Section 8.05(a) hereof, accompanied by copies of any instruments to be executed, and the Indenture Trustee shall, except in the case of a repurchase of a Mortgage Loan pursuant to Sections 2.02 or 3.21 of the Sale and Servicing Agreement, also require, as a condition to such action, an Officer's Certificate, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.

         Section 8.04 Termination Upon Distribution to Noteholders. This Indenture and the respective obligations and responsibilities of the Issuer, the Securities Administrator and the Indenture Trustee created hereby shall terminate upon the distribution to Noteholders, the Certificate Paying Agent on behalf of the Certificateholders, the Securities Administrator and the Indenture Trustee of all amounts required to be distributed pursuant to Article III; PROVIDED, HOWEVER, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

         Section 8.05 Release of Trust Estate. (a) Subject to the payment of its fees, expenses and indemnities, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments prepared by the Issuer to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture, including for the purposes of any repurchase by the Seller of a Mortgage Loan pursuant to
Section 2.02 of the Sale and Servicing Agreement or any repurchase by the Servicer of a Mortgage Loan pursuant to Section 3.21 of the Sale and Servicing Agreement; provided, however, any such conveyance shall be without recourse to the Indenture Trustee and without any obligation on its part to make any representations or warranties with respect to such property released from the lien of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

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

         (b) The Indenture Trustee shall, at such time as (i) it is notified by the Securities Administrator that there are no Notes Outstanding and (ii) all sums due to the Indenture Trustee pursuant to this Indenture have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture.

         (c) The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05 only upon receipt of a request from the Issuer which, except in the case of a repurchase of a Mortgage Loan pursuant to Sections 2.02 or 3.21 of the Sale and Servicing Agreement, shall also be accompanied by an Officers' Certificate and an Opinion of Counsel stating that all applicable requirements have been satisfied and upon receipt of such certificates required under Section 10.01(b).

         Section 8.06 Surrender of Notes Upon Final Payment. By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Securities Administrator promptly, prior to such Noteholder's receipt of the final payment thereon.

         Section 8.07 Optional Redemption of the Notes. (a) The Majority Certificateholder shall have the option to redeem the Notes in whole, but not in part, on any Payment Date on or after the Payment Date on which the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the prior Due Period is less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The aggregate redemption price for the Notes will be equal to the unpaid Note Principal Balance of the Notes as of the Payment Date on which the proposed redemption will take place in accordance with the foregoing, together with accrued and unpaid interest thereon at the applicable Note Rate through such Payment Date (including any Basis Risk Shortfall Carry-Forward Amounts), plus an amount sufficient to pay in full all amounts owing to the Indenture Trustee, the Master Servicer and the Securities Administrator pursuant to any Basic Document (which amounts shall be specified by such Person in writing upon request of the Issuer, the Master Servicer and the Securities Administrator, as applicable) and amounts due and owing to the Swap Provider.

         (b) In order to exercise the foregoing option, the Majority Certificateholder shall provide written notice of its exercise of such option to the Indenture Trustee, the Securities Administrator, the Owner Trustee and the Master Servicer at least 15 days prior to its exercise. Following receipt of the notice, the Securities Administrator shall provide notice to the Noteholders of the final payment on the Notes. In addition, the Majority Certificateholder shall, not less than one Business Day prior to the proposed Payment Date on which such redemption is to be made, deposit the aggregate redemption price specified in (a) above with the Securities Administrator, who shall deposit the aggregate redemption price into the Payment Account and shall, on the Payment Date after receipt of the funds, apply such funds to make final payments of principal and interest on the Notes in accordance with Section 3.05 hereof and payment in full to the Securities Administrator and the Master Servicer, and this Indenture shall be discharged subject to the provisions of Section 4.10 hereof. If for any reason the amount deposited by the Majority Certificateholder is not sufficient to make such redemption or such redemption cannot be completed for any reason, the amount so deposited by the Majority Certificateholder with the Securities Administrator shall be immediately returned to the Majority Certificateholder in full and shall not be used for any other purpose or be deemed to be part of the Trust Estate.

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

                  Section 8.08 Swap Agreement. On each Payment Date for which the Securities Administrator has received a payment under the Swap Agreements, the Securities Administrator shall pay such amounts pursuant to priorities provided in Section 3.05. On each Payment Date, the Securities Administrator shall pay in accordance with the monthly report furnished by it with respect to such Payment Date pursuant to Section 7.03 in the order of priority and to the extent specified in Section 3.05 of this Agreement any payments made by the Swap Provider to the Securities Administrator on behalf of the Trust for such Payment Date with respect to the Swap Agreement.

                  Section 8.09 Rights of Swap Provider.

                  The Swap Provider shall be deemed a third-party beneficiary of this Indenture to the same extent as if it were a party hereto and shall have the right to enforce all obligations of the parties to this Indenture to the Swap Provider, which obligations include but are not limited to the obligation of the Securities Administrator (A) to pay to the Swap Provider, pursuant to the priorities provided in Section 3.05, any Net Swap Payment required pursuant to the Swap Agreement and any Swap Termination Payment required pursuant to the Swap Agreement, (B) to establish and maintain the Payment Account, to make such deposits thereto, investments therein and payments therefrom as are required pursuant to Section 3.01. For the protection and enforcement of the provisions of this Section the Swap Provider shall be entitled to such relief as can be given either at law or in equity.

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

                       ARTICLE IX SUPPLEMENTAL INDENTURES

         Section 9.01 Supplemental Indentures Without Consent of Noteholders.
(a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agency, the Issuer, the Securities Administrator and the Indenture Trustee, when authorized by an Issuer Request in the case of the Securities Administrator and the Indenture Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee and the Securities Administrator, for any of the following purposes:

                  (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

                  (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

                  (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

                  (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

                  (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

                  (vi) to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Holders of the Notes;

                  (vii) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI hereof; or

                  (viii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

PROVIDED, HOWEVER, that no such indenture supplements shall be entered into unless the Indenture Trustee and the Securities Administrator shall have received an Opinion of Counsel not at the expense of the Indenture Trustee or the Securities Administrator as to the enforceability of any such indenture supplement against the Issuer and to the effect that (i) such indenture supplement is authorized or permitted hereunder and will not materially and adversely affect the Holders of

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

the Notes and (ii) entering into such indenture supplement will not result in a "significant modification" of the Notes under Treasury Regulation Section 1.1001-3 or adversely affect the status of the Notes as indebtedness for federal income tax purposes; and PROVIDED FURTHER that no indenture supplement shall be entered into without the prior written consent of the Swap Counterparty if such indenture supplement would materially adversely affect the rights or obligations of the Swap Counterparty under the Swap Agreement or this Indenture.

         The Indenture Trustee and the Securities Administrator are hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

         (b) The Issuer, the Securities Administrator and the Indenture Trustee, when authorized by an Issuer Request in the case of the Securities Administrator and the Indenture Trustee and the Indenture Trustee, may, also without the consent of any of the Holders of the Notes and prior notice to the Rating Agency, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; PROVIDED, HOWEVER, that such action as evidenced by an Opinion of Counsel, (i) is authorized or permitted by this Indenture, and shall not (ii) adversely affect in any material respect the interests of any Noteholder and (iii) will not cause the Issuer to be subject to an entity level tax for federal income tax purposes; and PROVIDED HOWEVER that no indenture supplement shall be entered into without the prior written consent of the Swap Counterparty if such indenture supplement would materially adversely affect the rights or obligations of the Swap Counterparty under the Swap Agreement or this Indenture.

          Section 9.02 Supplemental Indentures With Consent of Noteholders. The Issuer, the Securities Administrator and the Indenture Trustee, when authorized by an Issuer Request in the case of the Securities Administrator and the Indenture Trustee, also may, with prior notice to the Rating Agency and, with the consent of the Holders of not less than a majority of the Note Principal Balance of each Class of Notes affected thereby, by Act (as defined in Section
10.03 hereof) of such Holders delivered to the Issuer, the Securities Administrator and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

                  (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

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


                  (ii) reduce the percentage of the Note Principal Balances of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

                  (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding" or modify or alter the exception in the definition of the term "Holder";

                  (iv) reduce the percentage of the Note Principal Balances of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04 hereof;

                  (v) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

                  (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

                  (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture;

and PROVIDED, FURTHER, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be subject to an entity level tax; and PROVIDED FURTHER that no indenture supplement shall be entered into without the prior written consent of the Swap Counterparty if such indenture supplement would materially adversely affect the rights or obligations of the Swap Counterparty under the Swap Agreement or this Indenture.

         Any such action shall not adversely affect in any material respect the interest of any Holder (other than a Holder who shall consent to such supplemental indenture) as evidenced by an Opinion of Counsel (provided by, and at the expense of, the Person requesting such supplemental indenture) delivered to the Indenture Trustee and the Securities Administrator.

         It shall not be necessary for any Act of Noteholders under this Section
9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Promptly after the execution by the Issuer, the Securities Administrator and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Securities Administrator shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Securities Administrator to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

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

          Section 9.03 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee and the Securities Administrator shall be entitled to receive, and subject to Sections 6.01 and 6.02 hereof, shall be fully protected in relying upon, an Opinion of Counsel not at the expense of the Indenture Trustee or the Securities Administrator stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee and the Securities Administrator each may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's or the Securities Administrator's own rights, duties, liabilities or immunities under this Indenture or otherwise.

          Section 9.04 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Securities Administrator, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

          Section 9.05 Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

          Section 9.06 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Securities Administrator shall, bear a notation in form approved by the Securities Administrator as to any matter provided for in such supplemental indenture. If the Issuer or the Securities Administrator shall so determine, new Notes so modified as to conform, in the opinion of the Securities Administrator and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Securities Administrator in exchange for Outstanding Notes.

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

                            ARTICLE X MISCELLANEOUS

          Section 10.01 Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuer to the Indenture Trustee or the Securities Administrator to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and the Securities Administrator
(i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished provided they are substantially to the same effect.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

               (4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

               (5) if the signatory of such certificate or opinion is required to be Independent, the statement required by the definition of the term "Independent Certificate".

     (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01 (a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such deposit) to the Issuer of the Collateral or other property or securities to be so deposited and a report from a nationally recognized accounting firm verifying such value. For the avoidance of doubt, this Section 10.01(b) does not apply to the substitution of a Substitute Mortgage Loan for any Deleted Mortgage Loan, any repurchase of Mortgage Loans or as otherwise set forth in this Indenture.

                  (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (b)(i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate from a nationally recognized accounting firm as to the same matters, if the fair value of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Note Principal Balances of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Note Principal Balances of the Notes.

                  (iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

                  (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Note Principal Balances of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Note Principal Balances of the Notes.

          Section 10.02 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Seller or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

         Section 10.03 Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03 hereof.

         (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

         (c) The ownership of Notes shall be proved by the Note Registrar.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every
Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

         Section 10.04 Notices etc., to Indenture Trustee, Securities Administrator, Issuer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

                  (i) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if in writing and made, given, furnished or filed to or with the Indenture Trustee at the Corporate Trust Office. The Indenture Trustee shall promptly transmit any notice received by it from the Noteholders to the Issuer;

                  (ii) the Securities Administrator by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Securities Administrator at Wells Fargo Bank, N.A., P.O. Box 98, Columbia Maryland 21046 (or, in the case of overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045) (Attention:
Corporate Trust Services - People's Choice 2005-1), facsimile no.: (410) 715-2380, or such other address as may hereafter be furnished to the other parties hereto in writing. The Securities Administrator shall promptly transmit any notice received by it from the Noteholders to the Issuer

                  (iii) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: People's Choice Home Loan Securities Trust Series 2005-1, in care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

         Notices required to be given to the Rating Agency by the Issuer, the Indenture Trustee, the Securities Administrator or the Owner Trustee shall be in writing, mailed first-class postage pre-paid, to, in the case of Standard & Poor's, at the following address: Standard & Poor's, 55 Water Street, 41st Floor, New York, New York 10041, Attention of Asset Backed Surveillance Department, in the case of Moody's, at the following address: Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007; or at such other address as shall be designated by written notice to the other parties.

         Section 10.05 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

         Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

         Section 10.06 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

         The provisions of TIA ss.ss. 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

         Section 10.07 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         Section 10.08 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

         Section 10.09 Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 10.10 [Reserved].

         Section 10.11 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

         Section 10.12 GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS,

RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 10.13 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 10.14 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel at its expense (which may be counsel to the Issuer, the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

         Section 10.15 Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Securities Administrator, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Securities Administrator, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

         Section 10.16 No Petition. The Indenture Trustee and the Securities Administrator, by entering into this Indenture, each Noteholder, by accepting a Note, and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time prior to one year from the date of termination hereof, institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents; provided however, that nothing herein shall prohibit the Indenture Trustee from filing proofs of claim in any proceeding.

         Section 10.17 Inspection. The Issuer agrees that, at its expense, on reasonable prior notice, it shall permit any representative of the Indenture Trustee or the Securities Administrator, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law, regulation, judicial process or made to the Indenture Trustee's auditors, regulators, attorneys or other governmental authorities and except to the extent that the Indenture Trustee or the Securities Administrator may reasonably determine that such disclosure is consistent with its obligations hereunder.

         Section 10.18 Limitation of Liability of Owner Trustee.

         It is expressly understood and agreed by the parties that (a) this document is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents; provided, however, that this provision shall in no way limit or restrict the liabilities of Wilmington Trust Company under the Basic Documents to which it is a party.

         IN WITNESS WHEREOF, the Issuer, the Indenture Trustee and the Securities Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                       PEOPLE'S CHOICE HOME LOAN SECURITIES TRUST SERIES 2005-1, as Issuer
                       BY: Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

                       By: /s/ Joann A. Rozell
                           ----------------------------
                       Name: Joann A. Rozell
                       Title: Assistant Vice President

                       HSBC BANK USA, NATIONAL ASSOCIATION, as Indenture Trustee

                       By:  /s/ Wendy Zhang
                           ----------------------------
                       Name: Wendy Zhang
                       Title: Assistant Vice President

                       WELLS FARGO BANK, N.A., as Securities Administrator

                       By:  /s/ Peter A. Gobell
                           ----------------------------
                       Name: Peter A. Gobell
                       Title: Vice President

STATE OF NEW YORK                    )
                                     )  ss:
COUNTY OF NEW YORK                   )

              On this 28th day of January 2005, before me personally appeared ____________ to me known, who being by me duly sworn, did depose and say, that s/he is a Vice President of the Indenture Trustee, one of the corporations described in and which executed the above instrument; and that he signed his name thereto by like order.


                                        Notary Public

                                        ----------------------------
                                        NOTARY PUBLIC





[NOTARIAL SEAL]

STATE OF DELAWARE                            )
                                             )  ss:
COUNTY OF NEWCASTLE                          )

         On this 28th day of January 2005, before me personally appeared _________________________ to me known, who being by me duly sworn, did depose and say, that s/he is a ______________________ of the Owner Trustee, one of the entities described in and which executed the above instrument; and that she signed her name thereto by like order.




                                        Notary Public

                                        ----------------------------
                                        NOTARY PUBLIC




[NOTARIAL SEAL]

STATE OF MARYLAND                            )
                                             )  ss:
COUNTY OF HOWARD                             )

         On this 28th day of January 2005 before me, a notary public in and for said State, personally appeared ______________________, known to me to be an _______________________of Wells Fargo Bank, N.A., the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                        ----------------------------
                                        NOTARY PUBLIC


[Notarial Seal]

                                   EXHIBIT A-1

                           FORM OF CLASS A-[__] NOTES

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN SECTION 4.15 OF THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


                                      A-1-1

            PEOPLE'S CHOICE HOME LOAN SECURITIES TRUST SERIES 2005-1
                              MORTGAGE-BACKED NOTES
                                  CLASS A-[__]



AGGREGATE NOTE PRINCIPAL                       NOTE INTEREST
BALANCE:  $[             ]                     RATE: Adjustable Rate
INITIAL NOTE PRINCIPAL                         NOTE NO. [_]
BALANCE OF THIS NOTE: $[       ]
PERCENTAGE INTEREST: 100%                      CUSIP NO.[              ]

         People's Choice Home Loan Securities Trust Series 2005-1 (the "Issuer"), a Delaware statutory trust, for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of ($_________________) in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a "Payment Date"), commencing in February 2005 and ending on or before the Payment Date occurring in February 2035 (the "Final Scheduled Payment Date") and to pay interest on the Note Principal Balance of this Note (this "Note") outstanding from time to time as provided below.

         This Note is one of a duly authorized issue of the Issuer's Mortgage-Backed Notes, Series 2005-1 (the "Notes"), issued under an Indenture dated as of January 28, 2005 (the "Indenture"), among the Issuer, Wells Fargo Bank, N.A. (the "Securities Administrator") and HSBC Bank USA, National Association, as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The "Note Principal Balance" of a Note as of any date of determination is equal to the initial Note Principal Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal and the aggregate amount of cumulative Realized Losses allocated to such Note on all prior Payment Dates.

         The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be equal to this Note's pro rata share of the aggregate payments on all Class A-[__] Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.

                                      A-1-2

         All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.

         The Notes are subject to redemption in whole, but not in part, by the Majority Certificateholder on any Payment Date on or after the Payment Date on which the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the prior Due Period is less than or equal to10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         The Issuer shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Class A-[__] Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Securities Administrator, the Owner Trustee, the Indenture Trustee, the Depositor, the Master Servicer, the Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure the Class A-[__] Notes pursuant to the Indenture and the rights conveyed by the Issuer under the Indenture.

         Any payment of principal or interest payable on this Note which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by check mailed to such person's address as it appears in the Note Register on such Record Date, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Securities Administrator at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder. All scheduled reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the office designated by the Securities Administrator or the office or agency of the Issuer maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

         Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the right to unpaid principal and interest that were carried by such other Note.

         If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Principal Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Principal Balance of the Notes, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture

                                      A-1-3
provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

         The Holder of this Note or Beneficial Owner of any interest herein is deemed to represent that either (1) it is not acquiring the Note with Plan Assets or (2) (A) the acquisition, holding and transfer of a Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Notes. Alternatively, regardless of the rating of the Notes, such person may provide the Securities Administrator and the Owner Trustee with an Opinion of Counsel, which Opinion of Counsel will not be at the expense of the Issuer, the Seller, any Underwriter, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Master Servicer, the Servicer or any successor servicer which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Seller, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Securities Administrator or the Servicer to any obligation in addition to those undertaken in the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuer pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Securities Administrator, one or more new Notes of any authorized denominations and of a like aggregate initial Note Principal Balance, will be issued to the designated transferee or transferees.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee, the Securities Administrator and any agent of the Issuer, the Securities Administrator or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and none of the Issuer, the Securities Administrator, the Indenture Trustee or any such agent of the Issuer, the Securities Administrator or the Indenture Trustee shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Holders of a majority of all Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the aggregate Note Principal Balance of the Notes on behalf of the Holders of all the Notes, to waive any past Default under the Indenture and its consequences. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the


                                      A-1-4
registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuer, the Indenture Trustee and the Securities Administrator to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

         Initially, the Notes will be registered in the name of Cede & Co. as nominee of DTC, acting in its capacity as the Depository for the Notes. The Notes will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth. The Notes are exchangeable for a like aggregate initial Note Principal Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

         Unless the Certificate of Authentication hereon has been executed by the Securities Administrator by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.


                                      A-1-5

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

Dated: January ___, 2005
                                   PEOPLE'S CHOICE HOME LOAN SECURITIES
                                   TRUST SERIES 2005-1

                                   BY: WILMINGTON TRUST COMPANY,
                                   not in its individual  capacity
                                   but solely in its capacity as Owner Trustee
                                   By:_______________________________________
                                   Authorized Signatory


            SECURITIES ADMINISTRATOR'S CERTIFICATE OF AUTHENTICATION


This is one of the Class A-[__] Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., as Securities Administrator
By:______________________________________
     Authorized Signatory

                                  ABBREVIATIONS
                                  -------------

         The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

               TEN COM                       --      as tenants in common
               TEN ENT                       --      as tenants by the entireties
               JT TEN                        --      as joint tenants with right of survivorship and not as
                                                     tenants in common
      UNIF GIFT MIN ACT                      --             Custodian
                                                     ______________________________________________________
                                                          (Cust)                           (Minor)

                                                     under Uniform Gifts to Minor Act _____________________
                                                                                                 (State)


                  Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

          PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
                                    ASSIGNEE:


   ---------------------------------------------------------------------------

   ---------------------------------------------------------------------------

   ---------------------------------------------------------------------------
  (Please print or typewrite name and address, including zip code, of assignee)




--------------------------------------------------------------------------------
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
       --------------------         -------------------------------------------
Signature Guaranteed by

         NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.



                                      A-1-8

                                   EXHIBIT A-2

                            FORM OF CLASS M-[_] NOTES

THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A NOTES [AND CLASS M-1 NOTES] AS DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN SECTION 4.15 OF THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


                                      A-2-1

            PEOPLE'S CHOICE HOME LOAN SECURITIES TRUST SERIES 2005-1
                              MORTGAGE-BACKED NOTES
                                   CLASS M-[_]

AGGREGATE NOTE PRINCIPAL                          NOTE INTEREST
BALANCE:  $[             ]                        RATE: Adjustable Rate
INITIAL NOTE PRINCIPAL                            NOTE NO. 1
BALANCE OF THIS NOTE: $[             ]
PERCENTAGE INTEREST: 100%                         CUSIP NO.[              ]

         People's Choice Home Loan Securities Trust Series 2005-1 (the "Issuer"), a Delaware statutory trust, for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of ______________________________ ($___________) in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a "Payment Date"), commencing in February 2005 and ending on or before the Payment Date occurring in February 2035 (the "Final Scheduled Payment Date") and to pay interest on the Note Principal Balance of this Note (this "Note") outstanding from time to time as provided below.

         This Note is one of a duly authorized issue of the Issuer's Mortgage-Backed Notes, Series 2005-1 (the "Notes"), issued under an Indenture dated as of January 28, 2005 (the "Indenture"), among the Issuer, Wells Fargo Bank, N.A. (the "Securities Administrator") and HSBC Bank USA, National Association, as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The "Note Principal Balance" of a Note as of any date of determination is equal to the initial Note Principal Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal and the aggregate amount of cumulative Realized Losses allocated to such Note on all prior Payment Dates.

         The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be equal to this Note's pro rata share of the aggregate payments on all Class M-[_] Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.

         All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.

                                      A-2-2

         The Notes are subject to redemption in whole, but not in part, by the Majority Certificateholder on any Payment Date on or after the Payment Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         The Issuer shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Class M-[_] Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Securities Administrator, the Owner Trustee, the Indenture Trustee, the Depositor, the Master Servicer, the Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure the Class M-[_] Notes pursuant to the Indenture and the rights conveyed by the Issuer under the Indenture.

         Any payment of principal or interest payable on this Note which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by check mailed to such person's address as it appears in the Note Register on such Record Date, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Securities Administrator at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder. All scheduled reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the office designated by the Securities Administrator or the office or agency of the Issuer maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

         Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the right to unpaid principal and interest that were carried by such other Note.

         If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Principal Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Principal Balance of the Notes, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

                                      A-2-3

         The Holder of this Note or Beneficial Owner of any interest herein is deemed to represent that either (1) it is not acquiring the Note with Plan Assets or (2) (A) the acquisition, holding and transfer of a Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Notes. Alternatively, regardless of the rating of the Notes, such person may provide the Securities Administrator and the Owner Trustee with an Opinion of Counsel, which Opinion of Counsel will not be at the expense of the Issuer, the Seller, any Underwriter, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Master Servicer, the Servicer or any successor servicer which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Seller, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuer pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Securities Administrator, one or more new Notes of any authorized denominations and of a like aggregate initial Note Principal Balance, will be issued to the designated transferee or transferees.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee, the Securities Administrator and any agent of the Issuer, the Securities Administrator or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and none of the Issuer, the Securities Administrator, the Indenture Trustee or any such agent of the Issuer, the Securities Administrator or the Indenture Trustee shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Holders of a majority of all Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the aggregate Note Principal Balance of the Notes on behalf of the Holders of all the Notes, to waive any past Default under the Indenture and its consequences. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuer, the Indenture Trustee and the Securities Administrator to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.



                                      A-2-4

         Initially, the Notes will be registered in the name of Cede & Co. as nominee of DTC, acting in its capacity as the Depository for the Notes. The Notes will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth. The Notes are exchangeable for a like aggregate initial Note Principal Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

         Unless the Certificate of Authentication hereon has been executed by the Securities Administrator by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.



                                      A-2-5

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

Dated: January ___, 2005
                                    PEOPLE'S CHOICE HOME LOAN SECURITIES TRUST
                                    SERIES 2005-1
                                     BY: WILMINGTON TRUST COMPANY,  not in
                                         its individual capacity but
                                         solely in its capacity as Owner Trustee

                                    By:____________________________________
                                         Authorized Signatory

            SECURITIES ADMINISTRATOR'S CERTIFICATE OF AUTHENTICATION


This is one of the Class M-[_] Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., as Securities Administrator




By:____________________________________
     Authorized Signatory

                                      A-2-6

                                  ABBREVIATIONS
                                  -------------

         The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

               TEN COM                       --      as tenants in common
               TEN ENT                       --      as tenants by the entireties
               JT TEN                        --      as joint tenants with right of survivorship and not as
                                                     tenants in common
      UNIF GIFT MIN ACT                      --             Custodian
                                                     ______________________________________________________
                                                          (Cust)                           (Minor)

                                                     under Uniform Gifts to Minor Act _____________________
                                                                                                 (State)




                      Additional abbreviations may also be used though not in the above list.



                                      A-2-7

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
                                  OF ASSIGNEE:


   ---------------------------------------------------------------------------

   ---------------------------------------------------------------------------

   ---------------------------------------------------------------------------
  (Please print or typewrite name and address, including zip code, of assignee)




--------------------------------------------------------------------------------
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________ attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
         --------------------                --------------------------

Signature Guaranteed by
                        --------------------------
         NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                      A-2-8

                                   EXHIBIT A-3

                            FORM OF CLASS B-[_] NOTES

THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS M [AND CLASS B-1] NOTES AS DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN SECTION 4.15 OF THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.


                                      A-3-1

            PEOPLE'S CHOICE HOME LOAN SECURITIES TRUST SERIES 2005-1
                              MORTGAGE-BACKED NOTES
                                   CLASS B-[_]

AGGREGATE NOTE PRINCIPAL                       NOTE INTEREST
BALANCE:  $[             ]                     RATE: Adjustable Rate
INITIAL NOTE PRINCIPAL                         NOTE NO. 1
BALANCE OF THIS NOTE: $[             ]
PERCENTAGE INTEREST: 100%                      CUSIP NO [              ]

         People's Choice Home Loan Securities Trust Series 2005-1 (the "Issuer"), a Delaware statutory trust, for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of ______________________________ ($___________) in monthly installments on the twenty-fifth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a "Payment Date"), commencing in February 2005 and ending on or before the Payment Date occurring in February 2035 (the "Final Scheduled Payment Date") and to pay interest on the Note Principal Balance of this Note (this "Note") outstanding from time to time as provided below.

         This Note is one of a duly authorized issue of the Issuer's Mortgage-Backed Notes, Series 2005-1 (the "Notes"), issued under an Indenture dated as of January 28, 2005 (the "Indenture"), among the Issuer, Wells Fargo Bank, N.A. (the "Securities Administrator") and HSBC Bank USA, National Association, as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The "Note Principal Balance" of a Note as of any date of determination is equal to the initial Note Principal Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal and the aggregate amount of cumulative Realized Losses allocated to such Note on all prior Payment Dates.

         The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be equal to this Note's pro rata share of the aggregate payments on all Class B-[_] Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.

         All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Scheduled Payment Date.

                                      A-3-2

         The Notes are subject to redemption in whole, but not in part, by the Majority Certificateholder on any Payment Date on or after the Payment Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         The Issuer shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Class B-[_] Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Securities Administrator, the Owner Trustee, the Indenture Trustee, the Depositor, the Master Servicer, the Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure the Class B-[_] Notes pursuant to the Indenture and the rights conveyed by the Issuer under the Indenture.

         Any payment of principal or interest payable on this Note which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by check mailed to such person's address as it appears in the Note Register on such Record Date, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Securities Administrator at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder. All scheduled reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the office designated by the Securities Administrator or the office or agency of the Issuer maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

         Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the right to unpaid principal and interest that were carried by such other Note.

         If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Principal Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Principal Balance of the Notes, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

                                      A-3-3

         The Holder of this Note or Beneficial Owner of any interest herein is deemed to represent that either (1) it is not acquiring the Note with Plan Assets or (2) (A) the acquisition, holding and transfer of a Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Notes. Alternatively, regardless of the rating of the Notes, such person may provide the Securities Administrator and the Owner Trustee with an Opinion of Counsel, which Opinion of Counsel will not be at the expense of the Issuer, the Seller, any Underwriter, the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Master Servicer, the Servicer or any successor servicer which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Seller, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, the Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuer pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Securities Administrator, one or more new Notes of any authorized denominations and of a like aggregate initial Note Principal Balance, will be issued to the designated transferee or transferees.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee, the Securities Administrator and any agent of the Issuer, the Securities Administrator or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and none of the Issuer, the Securities Administrator, the Indenture Trustee or any such agent of the Issuer, the Securities Administrator or the Indenture Trustee shall be affected by notice to the contrary.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Holders of a majority of all Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the aggregate Note Principal Balance of the Notes on behalf of the Holders of all the Notes, to waive any past Default under the Indenture and its consequences. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuer, the Indenture Trustee and the Securities Administrator to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.



                                      A-3-4

         Initially, the Notes will be registered in the name of Cede & Co. as nominee of DTC, acting in its capacity as the Depository for the Notes. The Notes will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth. The Notes are exchangeable for a like aggregate initial Note Principal Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

         Unless the Certificate of Authentication hereon has been executed by the Securities Administrator by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.




                                      A-3-5

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

Dated: January ___, 2005
                                   PEOPLE'S CHOICE HOME LOAN SECURITIES
                                   TRUST SERIES 2005-1

                                    BY:     WILMINGTON TRUST COMPANY, not in its
                                            individual capacity but solely in
                                            its capacity as Owner Trustee

                                   By:
                                        ----------------------------------------
                                        Authorized Signatory

            SECURITIES ADMINISTRATOR'S CERTIFICATE OF AUTHENTICATION


This is one of the Class B-[_] Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, N.A., as Securities Administrator




By:
   ---------------------------
     Authorized Signatory



                                      A-3-6

                                  ABBREVIATIONS
                                  -------------

         The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

               TEN COM                       --      as tenants in common
               TEN ENT                       --      as tenants by the entireties
               JT TEN                        --      as joint tenants with right of survivorship and not as
                                                     tenants in common
      UNIF GIFT MIN ACT                      --             Custodian
                                                     ______________________________________________________
                                                          (Cust)                           (Minor)

                                                     under Uniform Gifts to Minor Act _____________________
                                                                                                 (State)




                      Additional abbreviations may also be used though not in the above list.




                                      A-3-7

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:


   ---------------------------------------------------------------------------

   ---------------------------------------------------------------------------

   ---------------------------------------------------------------------------
  (Please print or typewrite name and address, including zip code, of assignee)



--------------------------------------------------------------------------------
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________ attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
         ---------------------------           --------------------------------

Signature Guaranteed by
                       --------------------------------
         NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.



                                      A-3-8

                                    EXHIBIT B

               SCHEDULE OF NOTIONAL BALANCES OF THE SWAP AGREEMENT

    PERIOD    NOTIONAL BALANCE ($)          PERIOD        NOTIONAL BALANCE ($)
    ------    --------------------          ------        --------------------
      1           1,100,000,000               31              87,067,388
      2           1,059,213,562               32              83,888,805
      3           1,019,622,659               33              80,826,147
      4             981,160,602               34              77,875,182
      5             943,766,875               35              75,031,833
      6             907,387,070               36              72,292,172
      7             871,972,793               37              65,030,517
      8             837,481,545               38              62,687,231
      9             803,876,574               39              60,428,049
      10            771,126,686               40              58,249,959
      11            739,206,872               41              56,150,057
      12            708,604,211               42              54,125,543
      13            679,271,987               43              52,173,716
      14            651,157,314               44              50,291,974
      15            624,209,512               45              48,477,806
      16            598,380,017               46              46,728,793
      17            573,622,291               47              45,042,599
      18            549,891,738               48              43,416,975
      19            527,145,622               49              41,849,752
      20            505,342,991               50              40,338,836
      21            484,444,600               51              38,882,212
      22            464,412,840               52              37,477,932
      23            445,211,674               53              36,124,123
      24            426,806,564               54              34,818,976
      25            108,831,346               55              33,560,746
      26            104,858,897               56              32,347,753
      27            101,031,364               57              31,178,376
      28             97,343,453               58              30,051,050
      29             93,790,066               59              28,964,244
      30             90,366,288               60              27,916,508




      *This reconciliation and tie shall not, for any purpose, be deemed to be part of the within indenture.


                                      A-3-9

                                   APPENDIX A
                                   DEFINITIONS


                  ACCEPTED MASTER SERVICING PRACTICES: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to the Servicer), or (y) as provided in the Servicing Agreements to the extent applicable to the Servicer, but in no event below the standard set forth in clause (x).

                  ACCOUNT: The Payment Account and the Protected Account as the context may require.

                  ACCRUAL PERIOD: With respect to each Class of Offered Notes (other than the Class B4B Notes) and any Payment Date, the period from the preceding Payment Date (or, in the case of the first Payment Date, from the Closing Date) to and including the day prior to the current Payment Date. With respect to any Payment Date and the Class B4B Notes, the prior calendar month.

                  ACCRUED NOTE INTEREST: With respect to any Payment Date and each Class of Offered Notes, interest accrued during the related Accrual Period at the then-applicable Note Rate on the related Note Principal Balance thereof immediately prior to such Payment Date, provided, however, that for any class of Subordinate Notes, such amount shall be reduced by the amount, if any, specified in clause (a) of the definition of Deferred Interest for such Class for such Payment Date. The Accrued Note Interest on the Offered Notes (other than the Class B4B Notes) shall be calculated on the basis of a 360-day year and the actual number of days in the related accrual period. The Accrued Note Interest on the Class B4B Notes will be calculated on the basis of a 360-day year that consists of twelve 30-day months.

                  ADMINISTRATION AGREEMENT: The Administration Agreement, dated as of January 28, 2005, among the Issuer, the Depositor, the Owner Trustee and the Securities Administrator, as administrator.

                  AFFILIATE: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  AGREEMENTS: The Sale and Servicing Agreement, the Servicing Agreements, the Indenture, the Trust Agreement, the Administration Agreement, the Mortgage Loan Purchase Agreement and the Custodial Agreement.

                  APPLICABLE CREDIT RATING: For any long-term deposit or security, a credit rating of AAA in the case of S&P or Aaa in the case of Moody's. For any short-term deposit or security, a rating of A-l+ in the case of S&P or P-1 in the case of Moody's.

                  APPRAISED VALUE: The appraised value of the related mortgaged property at the time of origination of such Mortgage Loan.

                  ASSIGNMENT AGREEMENTS: The People's Choice Assignment Agreement and the JPMorgan Chase Assignment Agreement.

                  ASSIGNMENT OF MORTGAGE: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

                  AUTHORIZED NEWSPAPER: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

                  AUTHORIZED OFFICER: With respect to the Issuer, any officer of the Owner Trustee or the Depositor who is authorized to act for the Owner Trustee or the Depositor in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee and the Depositor to the Indenture Trustee and Securities Administrator on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

                  AVAILABLE FUNDS RATE: With respect to any Payment Date, a per annum rate equal to the product of (i) the quotient of (a) 360 divided by (b) the actual number of days in the Accrual Period (30 in the case of the Class B4B Notes), multiplied by (ii) the quotient of (a) the sum of (I) the total interest received or advanced on the Mortgage Loans for the related Due Period at the Net Mortgage Rate, plus (II) any amounts received by the Trust pursuant to the Swap Agreement for such Payment Date, minus (III) any amounts paid by the Trust pursuant to the Swap Agreement on such Payment Date (other than Swap Termination Payments triggered by a Swap Provider Trigger Event), divided by (b) the aggregate Note Balance as of the first day of the related Accrual Period.

                  AVERAGE LOSS SEVERITY PERCENTAGE: With respect to any Payment Date, the percentage equivalent of a fraction, the numerator of which is the sum of the Loss Severity Percentages for each Mortgage Loan which had a Realized Loss and the denominator of which is the number of Mortgage Loans which had Realized Losses.

                  BANKRUPTCY CODE: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. ss.ss. 101-1330.

                  BANKRUPTCY LOSS: With respect to any Mortgage Loan, any Deficient Valuation or Debt Service Reduction related to such Mortgage Loan as reported by the Servicer to the Master Servicer.

                  BASIC DOCUMENTS: The Trust Agreement, the Certificate of Trust, the Indenture, the Sale and Servicing Agreement, the Administration Agreement, the Servicing Agreements, the Mortgage Loan Purchase Agreement, the Assignment Agreements, the Swap Agreement, the Custodial Agreement and the other documents and certificates delivered in connection with any of the above.

                  BASIC PRINCIPAL PAYMENT AMOUNT: With respect to any Payment Date, the excess, if any, of (x) the Principal Funds for such Payment Date over
(y) the Overcollateralization Release Amount.

                  BASIS RISK SHORTFALL: With respect to any Class of Offered Notes (other than the Class B4B Notes), on each Payment Date where clause (iii) of the definition of "Note Rate" is less than clauses (i) or (ii) of the definition of "Note Rate", the excess, if any, of (x) the aggregate Accrued Note Interest thereon for such Payment Date calculated pursuant to the lesser of clauses (i) or (ii) of the definition of Note Rate over (y) interest accrued on the Mortgage Loans at the Available Funds Rate. With respect to the Class B4B Notes, on each Payment Date where clause (ii) of the definition of "Note Rate" with respect to the Class B4B Notes is less than clause (i) of the definition of "Note Rate" with respect to the Class B4B Notes, the excess, if any, of (x) the aggregate Accrued Note Interest thereon for such Payment Date over (y) interest accrued on the mortgage loans at the related Available Funds Rate.

                  BASIS RISK SHORTFALL CARRY-FORWARD AMOUNT: With respect to each Class of Offered Notes (other than the Class B4B Notes) and any Payment Date, as determined separately for each such Class of Offered Notes, an amount equal to the aggregate amount of Basis Risk Shortfall for such Offered Notes on such Payment Date, plus any unpaid Basis Risk Shortfall for such Class of Offered Notes from prior Payment Dates, plus interest thereon at the Note Rate (without regard to the Available Funds Rate) for such Payment Date, to the extent previously unreimbursed from the Net Monthly Excess Cashflow.

                  BENEFICIAL OWNER: With respect to any Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

                  BOOK-ENTRY NOTES: Each Class of Offered Notes for so long as they are issued, maintained and transferred at the DTC.

                  BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in the jurisdiction in which the Indenture Trustee, the Master Servicer, the Servicer or the Securities Administrator is located are authorized or obligated by law or executive order to be closed.

                  CERTIFICATE DISTRIBUTION ACCOUNT: The account or accounts created and maintained pursuant to Section 3.09(c) of the Trust Agreement. The Certificate Distribution Account shall be an Eligible Account.

                  CERTIFICATE PAYING AGENT: The certificate paying agent appointed pursuant to Section 3.09 of the Trust Agreement, which shall initially be the Securities Administrator.

                  CERTIFICATE PERCENTAGE INTEREST: With respect to each Certificate, the Certificate Percentage Interest stated on the face thereof.

                  CERTIFICATE REGISTER: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

                  CERTIFICATE REGISTRAR: Initially, the Securities Administrator, in its capacity as Certificate Registrar, or any successor to the Securities Administrator in such capacity pursuant to the Trust Agreement.

                  CERTIFICATE OF TRUST: The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

                  CERTIFICATES or OWNER TRUST CERTIFICATES: The People's Choice Home Loan Securities Trust Series 2005-1, Owner Trust Certificates, Series 2005-1, evidencing the beneficial ownership interest in the Trust and executed by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

                  CERTIFICATEHOLDER or HOLDER: The Person in whose name a Certificate is registered in the Certificate Register. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Securities Administrator or the Owner Trustee, as the case may be, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Issuer, any other obligor upon the Certificates or any Affiliate of any of the foregoing Persons.

                  CLASS: Any of the Class IA1, Class IA2, Class IA3, Class IIA1, Class IIA2, Class M1, Class M2, Class M3, Class M4, Class M5, Class B1, Class B2, Class B3, Class B4A or Class B4B Notes.

                  CLASS A NOTES: Any of the Class IA1, Class IA2, Class IA3, Class IIA1 and Class IIA2 Notes in the form attached as Exhibit A-1 to the Indenture.

                  CLASS A PRINCIPAL ALLOCATION FRACTION: For any Payment Date and each Class of Class A Notes, a fraction, (x) the numerator of which is the Principal Funds with respect to the Mortgage Loans in the related Loan Group to be distributed on that Payment Date, and (y) the denominator of which is the Principal Funds for all of the Mortgage Loans to be distributed on that Payment Date.

                  CLASS B NOTES: Any of the Class B1, Class B2, Class B3, Class B4A and Class B4B Notes in the form attached as Exhibit A-3 to the Indenture.

                  CLASS B4 NOTES:  The Class B4A Notes and Class B4B Notes.

                  CLASS B1 PRINCIPAL PAYMENT AMOUNT: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class IA1, Class IA2, Class IA3, Class IIA1, Class IIA2, Class M1, Class M2, Class M3, Class M4 and Class M5 Notes (after taking into account the distribution of the Class IA1, Class IA2, Class IA3, Class IIA1, Class IIA2, Class M1, Class M2, Class M3, Class M4 and Class M5 Principal Payment Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class B1 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 88.30% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor.

                  CLASS B2 PRINCIPAL PAYMENT AMOUNT: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class IA1, Class IA2, Class IA3, Class IIA1, Class IIA2, Class M1, Class M2, Class M3, Class M4, Class M5 and Class B1 Notes (after taking into account the distribution of the Class IA1, Class IA2, Class IA3, Class IIA1, Class IIA2, Class M1, Class M2, Class M3, Class M4, Class M5 and Class B1 Principal Payment Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class B2 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 90.30% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor.

                  CLASS B3 PRINCIPAL PAYMENT AMOUNT: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class IA1, Class IA2, Class IA3, Class IIA1, Class IIA2, Class M1, Class M2, Class M3, Class M4, Class M5, Class B1 and Class B2 Notes (after taking into account the distribution of the Class IA1, Class IA2, Class IA3, Class IIA1, Class IIA2, Class M1, Class M2, Class M3, Class M4, Class M5, Class B1 and Class B2 Principal Payment Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class B3 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 92.30% and (b) the amount, if any, by which
(i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor.

                  CLASS B4 PRINCIPAL PAYMENT AMOUNT: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class IA1, Class IA2, Class IA3, Class IIA1, Class IIA2, Class M1, Class M2, Class M3, Class M4, Class M5, Class B1, Class B2 and Class B3 Notes (after taking into account the distribution of the Class IA1, Class IA2, Class IA3, Class IIA1, Class IIA2, Class M1, Class M2, Class M3, Class M4, Class M5, Class B1, Class B2 and Class B3 Principal Payment Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class B4 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 95.40% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor.

                  CLASS IA NOTES:  The Class IA1, Class IA2 and Class IA3 Notes.

                  CLASS IIA NOTES:  The Class IIA1 and Class IIA2 Notes.

                  CLASS M NOTES: Any of the Class M1, Class M2, Class M3, Class M4 and Class M5 Notes in the form attached as Exhibit A-2 to the Indenture.

                  CLASS M1 PRINCIPAL PAYMENT AMOUNT: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class IA1, Class IA2, Class IA3, Class IIA1 and Class IIA2 Notes (after taking into account the distribution of the Class IA1, Class IA2, Class IA3, Class IIA1 and Class IIA2 Principal Payment Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class M1 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due

Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 65.10% and (b) the amount, if any, by which
(i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor.

                  CLASS M2 PRINCIPAL PAYMENT AMOUNT: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class IA1, Class IA2, Class IA3, Class IIA1, Class IIA2 and Class M1 Notes (after taking into account the distribution of the Class IA1, Class IA2, Class IA3, Class IIA1, Class IIA2 Notes and Class M1 Principal Payment Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class M2 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 71.50% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor.

                  CLASS M3 PRINCIPAL PAYMENT AMOUNT: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class IA1, Class IA2, Class IA3, Class IIA1, Class IIA2, Class M1 and Class M2 Notes (after taking into account the distribution of the Class IA1, Class IA2, Class IA3, Class IIA1, Class IIA2, Class M1 and Class M2 Principal Payment Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class M3 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 75.50% and (b) the amount, if any, by which
(i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor.

                  CLASS M4 PRINCIPAL PAYMENT AMOUNT: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class IA1, Class IA2, Class IA3, Class IIA1, Class IIA2, Class M1, Class M2 and Class M3 Notes (after taking into account the distribution of the Class IA1, Class IA2, Class IA3, Class IIA1, Class IIA2, Class M1, Class M2 and Class M3 Principal Payment Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class M4 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 82.50% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor.

                  CLASS M5 PRINCIPAL PAYMENT AMOUNT: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class IA1, Class IA2, Class IA3, Class IIA1, Class IIA2, Class M1, Class M2, Class M3 and Class M4 Notes (after taking into account the distribution of the Class IA1, Class IA2, Class IA3, Class IIA1, Class IIA2, Class M1, Class M2, Class M3 and Class M4 Principal Payment Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class M5 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 85.70% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor.

                  CLOSING DATE:  January 28, 2005.

                  CODE: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  COLLATERAL: The meaning specified in the Granting Clause of the Indenture.

                  COMMISSION:  The Securities and Exchange Commission.

                  COMPANY:  People's Choice Funding, Inc.

                  COMPENSATING INTEREST: With respect to any Payment Date, any payments made by the Master Servicer or the Servicer from its own funds to cover Prepayment Interest Shortfalls.

                  COMPENSATING INTEREST PAYMENT: As defined in Section 3.23 of the Sale and Servicing Agreement.

                  CORPORATE TRUST OFFICE: With respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee at which at any particular time its engagement under the Indenture shall be administered, which office at the date of the execution of this instrument is located at HSBC Bank USA, National Association, 452 Fifth Avenue, New York, New York 10018,
Attention: Corporate Trust. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Trust Agreement is located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention:
People's Choice Home Loan Securities Trust Series 2005-1. The Corporate Trust Office of the Note Registrar, Certificate Registrar and Securities Administrator for purposes of presentment and surrender of the Notes and the Certificates for the final payment or distribution thereon and for transfer is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: People's Choice Home Loan Securities Trust Series 2005-1, and for all other purposes is located at P.O. Box 98, Columbia, Maryland 21046 (or, for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland 21045), Attention: People's Choice Home Loan Securities Trust Series 2005-1, or any other address that the Securities Administrator may designate from time to time by notice to the Noteholders and the Certificateholders.

                  CUSTODIAL AGREEMENT: The custodial agreement dated as of January 28, 2005, among the Issuer, the Indenture Trustee, the Depositor, the Master Servicer, the Securities Administrator and the Custodian, relating to the People's Choice Home Loan Securities Trust Series 2005-1, Mortgage-Backed Notes, Series 2005-1.

                  CUSTODIAN: Wells Fargo Bank, N.A. and its successors and assigns.

                  CUT-OFF DATE: With respect to the Mortgage Loans, January 1, 2005.

                  CUT-OFF DATE BALANCE:  $1,100,066,942.68.

                  CUT-OFF DATE PRINCIPAL BALANCE: With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date after applying the principal portion of Monthly Payments due on or before such date, whether or not received, and without regard to any payments due after such date.

                  DEBT SERVICE REDUCTION: Any reduction of the Scheduled Payments which a Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

                  DEFAULT: Any occurrence which is or with notice or the lapse of time or both would become an Event of Default.

                  DEFERRED INTEREST: For each Class of Subordinate Notes and any Payment Date, will equal the sum of (a) the aggregate amount of interest accrued at the applicable Note Rate during the related Accrual Period on the portion of the Principal Deficiency Amount allocated to that Class, (b) any amounts described in clause (a) for such Class for prior Payment Dates that remain unpaid, and (c) interest accrued for the Accrual Period related to such Payment Date on the amount in clause (b) at the Note Rate applicable to such Class.

                  DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

                  DEFINITIVE NOTES: The meaning specified in Section 4.06 of the Indenture.

                  DELETED MORTGAGE LOAN: A Mortgage Loan replaced or to be replaced with a Substitute Mortgage Loan.

                  DELINQUENCY RATE For any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, mortgage loans subject to bankruptcy proceedings and REO properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the close of business on the last day of such month.

                  DEPOSITOR: People's Choice Home Loan Securities Corp., a Delaware corporation, or its successor in interest.

                  DEPOSITORY: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

                  DEPOSITORY PARTICIPANT: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  DESIGNATED DEPOSITORY INSTITUTION: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Indenture Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

                  DETERMINATION DATE: With respect to any Payment Date, the 15th day of the related month, or if the 15th day of such month is not a Business Day, the immediately preceding Business Day.

                  DUE DATE: With respect to each Mortgage Loan, the first day of the month.

                  DUE PERIOD: With respect to any Payment Date, the period commencing on the second day of the month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

                  ELIGIBLE ACCOUNT: Any of (i) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-1 or better by S&P and P-1 by Moody's at the time of any deposit therein or (B) insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel (obtained by the Person requesting that the account be held pursuant to this clause (i)) delivered to the Securities Administrator prior to the establishment of such account, the Noteholders will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments, each of which shall mature not later than the Business Day immediately preceding the Payment Date next following the date of investment in such collateral or the Payment Date if such Permitted Investment is an obligation of the institution that maintains the Payment Account) securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained, (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iii) a segregated account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Payment Account will not have an adverse effect on the then-current ratings assigned to the Classes of Notes then rated by such Rating Agency). Eligible Accounts may bear interest.

                  ERISA: The Employee Retirement Income Security Act of 1974, as amended.

                  EVENT OF DEFAULT: With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                           (i) a failure by the Issuer to pay (a) Accrued Note
                  Interest on any Class of Notes or (b) the Principal Payment Amount with respect to a Payment Date on such Payment Date which failure is not cured within 3 business days; or

                           (ii) the failure by the Issuer on the Final Scheduled
                  Payment Date to pay all Accrued Note Interest and to reduce the Note Principal Balance of any Class of Notes to zero; or

                           (iii) there occurs a default in the observance or
                  performance of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 60 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the aggregate Note Principal Balance of the Outstanding Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

                           (iv) there occurs the filing of a decree or order for
                  relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                           (v) there occurs the commencement by the Issuer of a
                  voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

                  EXCESS LIQUIDATION PROCEEDS: To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Rate through the last day of the month in which the related Liquidation Date occurs, (ii) related Liquidation Expenses (including Liquidation Expenses which are payable therefrom to the Servicer or the Master Servicer in accordance with the Servicing Agreements or the Sale and Servicing Agreement) and (iii) unreimbursed advances by the Servicer or the Master Servicer and Monthly Advances.

                  EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  EXPENSES: The meaning specified in Section 7.02 of the Trust Agreement.

                  EXTRAORDINARY EXPENSE: Any amounts payable or reimbursable to the Indenture Trustee pursuant to Section 6.07 of the Indenture, including indemnifications thereunder, and any other costs, expenses and liabilities that are required to be borne by the Trust Estate in accordance with applicable law or the terms of the Indenture (including, without limitation, the cost of various opinions of and advice from counsel required to be obtained in connection with the Indenture Trustee's performance of its duties under the Indenture).

                  The Securities Administrator may make withdrawals from the Payment Account to pay the Indenture Trustee or reimburse the Indenture Trustee the amount of any Extraordinary Expenses at any time, up to a limit of $150,000 of Extraordinary Expenses per calendar year; provided, however, that the Indenture Trustee shall not have any obligation to incur additional Extraordinary Expenses in excess of such annual limit unless it has received security or indemnity reasonably satisfactory to it for such additional Extraordinary Expenses. The Indenture Trustee shall be held harmless and shall not be liable for any consequences to the Noteholders resulting from any failure of the Indenture Trustee to incur any Extraordinary Expenses for which it is not assured reimbursement.

                  EXTRA PRINCIPAL PAYMENT AMOUNT: With respect to any Payment Date, the lesser of (i) the Net Monthly Excess Cashflow for such Payment Date and (ii) the excess, if any, of (a) the Overcollateralization Target Amount over
(b) the Overcollateralized Amount on such Payment Date (after taking into account payments to the Offered Notes of the Basic Principal Payment Amount on such Payment Date).

                  FANNIE MAE: Fannie Mae (formerly, the Federal National Mortgage Association), or any successor thereto.

                  FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

                  FEE AGREEMENT: The Fee Agreement dated as of January 28, 2005, between the Owner Trustee and the Seller.

                  FINAL CERTIFICATION: The final certification delivered by the Custodian pursuant to Section 2.3(c) of the Custodial Agreement in the form attached thereto as Exhibit Three.

                  FINAL SCHEDULED PAYMENT DATE: With respect to each Class of Notes, the Payment Date in February 2035.

                  FIVE-YEAR HYBRID MORTGAGE LOAN: An adjustable-rate Mortgage Loan which has an initial fixed period of five years.

                  FIXED SWAP PAYMENT: With respect to each Payment Date, a fixed amount equal to the product of (x) a fixed rate equal to 3.370% per annum, (y) the notional amount for that Payment Date, as provided in the schedule of notional balances attached as Exhibit B to the Indenture and (z) a fraction, the numerator of which is 30 and the denominator of which is 360 provided that the numerator is 27 for the first Payment Date.

                  FLOATING SWAP PAYMENT: With respect to each Payment Date, an amount equal to the product of (x) one-month LIBOR as determined pursuant to the interest rate Swap Agreement, (y) the notional amount for that Payment Date, as provided in the schedule of notional balances attached as Exhibit B to the Indenture and (z) a fraction, the numerator of which is equal to the number of days in the related calculation period as provided in the Swap Agreement and the denominator of which is 360 provided that the numerator is 28 for the first Payment Date.

                  FREDDIE MAC: Freddie Mac (formerly, the Federal Home Loan Mortgage Corporation), or any successor thereto.

                  GRANT: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  GROSS MARGIN: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule which percentage is added to the related Index on each Interest Adjustment Date to determine (subject to rounding, the minimum and maximum Mortgage Rate and the Periodic Rate Cap) the Mortgage Rate until the next Interest Adjustment Date.

                  GROUP II SEQUENTIAL TRIGGER EVENT: A Group II Sequential Trigger Event is in effect with respect to any Payment Date, if cumulative realized losses on loan group II for such Payment Date as a percentage of the aggregate Stated Principal Balance of Mortgage Loans in Loan Group II as of the Cut-off Date are greater than 3.50%.

                  INDEMNIFIED PARTY: The meaning specified in Section 7.02 of the Trust Agreement.

                  INDENTURE: The indenture dated as of January 28, 2005, among the Issuer, the Indenture Trustee and the Securities Administrator, relating to the People's Choice Home Loan Securities Trust Series 2005-1, Mortgage-Backed Notes, Series 2005-1.

                  INDENTURE TRUSTEE: HSBC Bank USA, National Association, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

                  INDEPENDENT: When used with respect to any specified Person, the Person (i) is in fact independent of the Issuer, any other obligor on the Notes, the Seller, the Master Servicer, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Master Servicer, the Depositor or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Seller, the Master Servicer, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  INDEPENDENT CERTIFICATE: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an independent appraiser or other expert appointed by an Issuer Request, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

                  INDEX: The index, if any, specified in a Mortgage Note by reference to which the related Mortgage Rate will be adjusted from time to time.

                  INITIAL CERTIFICATION: The initial certification delivered by the Custodian pursuant to Section 2.3(a) of the Custodial Agreement in the form attached thereto as Exhibit One.

                  INSURANCE POLICY: With respect to any Mortgage Loan, any standard hazard insurance policy, flood insurance policy or title insurance policy.

                  INSURANCE PROCEEDS: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse insured expenses.

                  INTEREST ADJUSTMENT DATE: With respect to a Mortgage Loan, the date, if any, specified in the related Mortgage Note on which the Mortgage Rate is subject to adjustment.

                  INTEREST DETERMINATION DATE: With respect to the first Accrual Period, the second LIBOR Business Day preceding the Closing Date, and with respect to each Accrual Period thereafter, the second LIBOR Business Day preceding the related Payment Date on which such Accrual Period commences.

                  INTEREST FUNDS: For any Payment Date will equal the sum of (i) all interest received or advanced by the Securities Administrator in the related Due Period and available in the Payment Account on that Payment Date, (ii) any Net Swap Payments or Swap Termination Payment received by the Securities Administrator relating to such Payment Date, (iii) all Compensating Interest paid with respect to mortgage loans that prepaid during the related Prepayment Period and (iv) the portion of any purchase price or other amount paid with respect to the Mortgage Loans allocable to interest; net of any amounts reimbursable to the Master Servicer, the Servicer, the Securities Administrator, the Indenture Trustee and the Owner Trustee as provided in the Agreements.

                  INTERIM CERTIFICATION: The interim certification delivered by the Custodian pursuant to Section 2.3(b) of the Custodial Agreement in the form attached thereto as Exhibit Two.

                  INVESTMENT COMPANY ACT: The Investment Company Act of 1940, as amended, and any amendments thereto.

                  IRS:  The Internal Revenue Service.

                  ISDA MASTER AGREEMENT: 1992 ISDA Master Agreement (Multicurrency -- Cross Border).

                  ISSUER: People's Choice Home Loan Securities Trust Series 2005-1, a Delaware statutory trust, or its successor in interest.

                  ISSUER REQUEST: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee or Securities Administrator, as applicable.

                  JPMORGAN CHASE ASSIGNMENT AGREEMENT: The agreement attached as Exhibit E to the Sale and Servicing Agreement, whereby the JPMorgan Chase Servicing Agreement was assigned to the Issuer.

                  JPMORGAN CHASE SERVICING AGREEMENT: The Servicing Agreement, dated January 1, 2005 between People's Choice Funding, Inc., as owner and JPMorgan Chase Bank, National Association, as servicer.

                  LIBOR BUSINESS DAY: A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

                  LIEN: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

                  LIQUIDATED MORTGAGE LOAN: Any defaulted Mortgage Loan as to which the Servicer or the Master Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

                  LIQUIDATION DATE: With respect to any Liquidated Mortgage Loan, the date on which the Master Servicer or the Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

                  LIQUIDATION EXPENSES: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer or the Servicer in connection with the liquidation of such Mortgage Loan and the related Mortgage Property, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys' fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

                  LIQUIDATION PROCEEDS: Amounts received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise.

                  LOAN-TO-VALUE RATIO: Has the meaning assigned to such term in the Servicing Agreements.

                  LOSS SEVERITY PERCENTAGE: With respect to any Payment Date, the percentage equivalent of a fraction, the numerator of which is the amount of Realized Losses incurred on a Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan immediately prior to the liquidation of such Mortgage Loan.

                  LOST NOTES: The original Mortgage Notes that have been lost, as indicated on the Mortgage Loan Schedule.

                  MAJORITY CERTIFICATEHOLDER: A Holder of a 50.01% or greater Certificate Percentage Interest of the Certificates.

                  MASTER SERVICER: Wells Fargo Bank, N.A., and its successors and assigns.

                  MASTER SERVICER CERTIFICATION: A written certification covering servicing of the Mortgage Loans by all Servicers and signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Statement referred to in clause (ii) is modified or superceded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Master Servicer Certification shall be as agreed to by the Master Servicer, the Company and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

                  MASTER SERVICER EVENT OF DEFAULT: Has the meaning assigned to such term in Section 6.01 of the Sale and Servicing Agreement.

                  MASTER SERVICING COMPENSATION: For any Payment Date, any investment income on funds on deposit in the Payment Account which is payable to the Master Servicer on such Payment Date pursuant to Sections 3.14 and 4.04(d) of the Sale and Servicing Agreement.

                  MAXIMUM NOTE RATE: With respect to each Class of Offered Notes (other than the Class B4B Notes), 15.00% per annum.

                  MATERIAL DEFECT: The meaning specified in Section 2.02(a) of the Sale and Servicing Agreement.

                  MAXIMUM LIFETIME MORTGAGE RATE: The maximum level to which a Mortgage Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

                  MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

                  MERS(R) SYSTEM: The system of recording transfers of Mortgages electronically maintained by MERS.

                  MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS(R) System.

                  MINIMUM LIFETIME MORTGAGE RATE: The minimum level to which a Mortgage Rate can adjust in accordance with its terms, regardless of changes in the applicable Index.

                  MOM LOAN: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof, or as nominee for any subsequent assignee of the originator pursuant to an assignment of mortgage to MERS.

                  MONTHLY ADVANCE: An advance of principal or interest required to be made by the Servicer pursuant to the Servicing Agreements or the Master Servicer pursuant to Section 3.22 of the Sale and Servicing Agreement.

                  MONTHLY PAYMENT: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon, or in the case of an Interest Only Mortgage Loan, the payment of (i) interest or (ii) principal and interest, if applicable, accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for partial Principal Prepayments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

                  MOODY'S: Moody's Investors Service, Inc.

                  MORTGAGE: The mortgage, deed of trust or other instrument reflected on the Mortgage Loan Schedule as securing a Mortgage Loan.

                  MORTGAGE FILE: The file containing the Related Documents pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to the Sale and Servicing Agreement.

                  MORTGAGE LOAN: A mortgage loan transferred and assigned to the Trust pursuant to Section 2.01 or Section 2.04 of the Sale and Servicing Agreement, as identified in the Mortgage Loan Schedule, including a mortgage loan the property securing which has become an REO Property.

                  MORTGAGE LOAN PURCHASE AGREEMENT: The Mortgage Loan Purchase Agreement dated as of the Cut-off Date between the Seller and the Depositor, whereby the Mortgage Loans are being sold to the Depositor by the Seller.

                  MORTGAGE LOAN SCHEDULE: With respect to any date, the schedule of Mortgage Loans held by the Issuer on such date. The schedule of Mortgage Loans as of the Cut-off Date is the schedule set forth in Exhibit A to the Sale and Servicing Agreement, which schedule sets forth as to each Mortgage Loan:

                           (i) the loan number;

                           (ii) the city, state and zip code of the Mortgaged
                  Property;

                           (iii) the Mortgage Rate;

                           (iv) the Servicing Fee Rate;

                           (v) the Net Rate;

                           (vi) the original term to maturity;

                           (vii) the maturity date;

                           (viii) the stated remaining term to maturity;

                           (ix) the original principal balance;

                           (x) the first Payment Date;

                           (xi) the Monthly Payment in effect as of the Cut-off
                  Date;

                           (xii) the Cut-off Date Principal Balance;

                           (xiii) the Loan-to-Value Ratio at origination;

                           (xiv) the paid-through date of the Mortgage Loan;

                           (xv) the Issuer of any Primary Mortgage Insurance
                  Policy;

                           (xvi) the Index and the Gross Margin, if applicable;

                           (xvii) the Maximum Lifetime Mortgage Rate, if
                  applicable;

                           (xviii) the Minimum Lifetime Mortgage Rate, if
                  applicable;

                           (xix) the Interest Adjustment Date frequency and
                  Payment Date frequency, if applicable;

                           (xx) the number of days delinquent, if any; and

                           (xxi) a code identifying whether the Mortgage Loan is
                  a Two-Year Hybrid Mortgage Loan, Three-Year Hybrid Mortgage Loan or Five-Year Hybrid Mortgage Loan.

                  The Mortgage Loan Schedule shall also set forth the total number of Mortgage Loans, the total of each of the amounts described under (ix) and (xii) above for all of the Mortgage Loans, the weighted average by principal balance of each of the rates described under (iii), (iv) and (v) above for all of the Mortgage Loans and the weighted average remaining term to maturity by unpaid principal balance as of the Cut-off Date for all of the Mortgage Loans.

                  MORTGAGE NOTE: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

                  MORTGAGED PROPERTY: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

                  MORTGAGE RATE: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate is initially equal to the "Mortgage Rate" set forth with respect thereto on the Mortgage Loan Schedule.

                  MORTGAGOR:  The obligor on a Mortgage Note.

                  NET LIQUIDATION PROCEEDS: Any Liquidation Proceeds net of unreimbursed advances by the Servicer, Monthly Advances, expenses incurred by the Servicer in connection with the liquidation of such Mortgage Loan and the related Mortgaged Property, and any other amounts payable to the Servicer under the Servicing Agreements.

                  NET MONTHLY EXCESS CASHFLOW: For any Payment Date, the sum of
(a) any Overcollateralization Release Amount and (b) the excess of (x) the Interest Funds for such Payment Date over (y) the sum of the aggregate Accrued
Note Interest for the Offered Notes and amounts payable to the Servicer and Swap Provider (other than Swap Termination Payments triggered by a Swap Provider Trigger Event).

                  NET MORTGAGE RATE: With respect to each Mortgage Loan, the then applicable Mortgage Rate thereon minus the Servicing Fee Rate.

                  NET SWAP PAYMENT: With respect to each Payment Date, a Net Swap Payment will be required to be made (a) by the Trust, to the Swap Provider, to the extent that the Fixed Swap Payment for such Payment Date exceeds the Floating Swap Payment for such Payment Date, or (b) by the Swap Provider, to the Trust, to the extent that the Floating Swap Payment exceeds the Fixed Swap Payment for such Payment Date.

                  NONRECOVERABLE ADVANCE: Any advance or Monthly Advance (i) which was previously made or is proposed to be made by the Master Servicer, the Indenture Trustee solely as successor Master Servicer, or the Servicer and (ii) which, in the good faith judgment of the Master Servicer, the Indenture Trustee as successor Master Servicer or the Servicer, will not or, in the case of a proposed advance or Monthly Advance, would not, be ultimately recoverable by the Master Servicer, the Indenture Trustee as successor Master Servicer, or the Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such advance or Monthly Advance was made or is proposed to be made.

                  NOTE:  A Class A Note, Class M Note or Class B Note.

                  NOTE MARGIN: With respect to the Class IA1, Class IA2, Class IA3, Class IIA1, Class IIA2, Class M1, Class M2, Class M3, Class M4, Class M5, Class B1, Class B2, Class B3 and Class B4A Notes, on any Payment Date prior to the Step-Up Date, 0.160%, 0.270%, 0.370%, 0.285%, 0.330%, 0.530%, 0.550%,
0.580%, 0.900%, 1.000%, 1.550%, 1.650%, 2.600% and 3.750% per annum, respectively, and on any Payment Date on and after the Step-Up Date, 0.320%, 0.540%, 0.740%, 0.570%, 0.660%, 0.795%, 0.825%, 0.870%, 1.350%, 1.500%, 2.325%,
2.475%, 3.900% and 5.625% per annum, respectively.

                  NOTE OWNER:  The Beneficial Owner of a Book-Entry Note.

                  NOTE PRINCIPAL BALANCE: With respect to any Offered Note as of any date of determination, the initial Note Principal Balance thereof reduced by the aggregate of all amounts allocable to principal previously paid with respect to such Offered Note.

                  NOTE RATE: With respect to each Payment Date and the Offered Notes (other than the Class B4B Notes), a floating rate equal to the least of
(i) One-Month LIBOR plus the related Note Margin, (ii) the Maximum Note Rate and
(iii) the Available Funds Rate with respect to such Payment Date. With respect to the Class B4B Notes for each Payment Date, the lesser of (i) prior to the Step-Up Date, 6.50%, and with respect to each Payment Date on and after the Step-Up Date, 7.00%, and (ii) the Available Funds Rate with respect to such Payment Date.

                  NOTE REGISTER: The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

                  NOTE REGISTRAR: The Securities Administrator, in its capacity as Note Registrar, or any successor to the Securities Administrator in such capacity.

                  NOTEHOLDER OR HOLDER: The Person in whose name a Note is registered in the Note Register, except that, any Note registered in the name of the Depositor, the Issuer, the Indenture Trustee, the Seller, the Securities Administrator or the Master Servicer or any Affiliate of any of them shall be deemed not to be a holder or holders, nor shall any so owned be considered outstanding, for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement; provided that, in determining whether the Indenture Trustee or Securities Administrator shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee or Securities Administrator has actual knowledge to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Securities Administrator or the Owner Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

                  OFFERED NOTES:  The Class A, Class M and Class B Notes.

                  OFFICER'S CERTIFICATE: With respect to the Master Servicer, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of the Master Servicer and delivered to the Indenture Trustee or the Securities Administrator, as applicable. With respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

                  ONE-MONTH LIBOR: With respect to any Accrual Period, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rates appear on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

                  In the event that on any Interest Determination Date, Telerate Screen 3750 fails to indicate the London interbank offered rate for one-month United States dollar deposits, then One-Month LIBOR for the related Interest Accrual Period will be established by the Securities Administrator as follows:

                           (i) If on such Interest Determination Date two or
                  more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).

                           (ii) If on such Interest Determination Date fewer
                  than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

                  The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable for the related Accrual Period shall (in the absence of manifest error) be final and binding.

                  OPINION OF COUNSEL: A written opinion of counsel acceptable to the Indenture Trustee which counsel may be in-house counsel for the Depositor or the Seller if acceptable to the Indenture Trustee and the Rating Agencies or outside counsel for the Depositor, the Seller, the Issuer or the Master Servicer, as the case may be.

                  OUTSTANDING: With respect to the Notes, as of the date of determination, all Notes theretofore executed, authenticated and delivered under this Indenture except:

                           (i) Notes theretofore canceled by the Note Registrar
                  or delivered to the Securities Administrator for cancellation; and

                           (ii) Notes in exchange for or in lieu of which other
                  Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Securities Administrator is presented that any such Notes are held by a holder in due course.

                  OUTSTANDING MORTGAGE LOAN: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased or replaced.

                  OUTSTANDING PRINCIPAL BALANCE: As of the time of any determination, the principal balance of a Mortgage Loan remaining to be paid by the Mortgagor, or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the Mortgagor at the time such property was acquired by the Trust.

                  OVERCOLLATERALIZATION DEFICIENCY AMOUNT: With respect to any Payment Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Payment Date (after giving effect to distributions in respect of the Basic Principal Payment Amount on such Payment Date).

                  OVERCOLLATERALIZATION FLOOR: An amount equal to approximately 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  OVERCOLLATERALIZATION RELEASE AMOUNT: With respect to any Payment Date, will equal the lesser of (x) the Principal Funds for such Payment Date and (y) the amount, if any, by which the Overcollateralized Amount exceeds the Overcollateralization Target Amount on such Payment Date (after giving effect to distributions in respect of the Basic Principal Payment Amount on such Payment Date).

                  OVERCOLLATERALIZATION TARGET AMOUNT: With respect to any Payment Date prior to the Stepdown Date, 2.30% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. With respect to any Payment Date on or after the Stepdown Date, the greater of (x) 4.60% of the aggregate Stated Principal Balance of the Mortgage Loans and (y) the Overcollateralization Floor; provided, however, that if a Trigger Event is in effect on any Payment Date, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount on the prior Payment Date.

                  OVERCOLLATERALIZED AMOUNT: For any Payment Date, the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and any Realized Losses on the Mortgage Loans during the related Prepayment Period) exceeds (ii) the aggregate Note Principal Balance of the Offered Notes as of such Payment Date (after giving effect to distributions in respect of the Basic Principal Payment Amount on such Payment Date).

                  OWNER TRUST ESTATE: The corpus of the Issuer created by the Trust Agreement, which consists of items referred to in Section 3.01 of the Trust Agreement.

                  OWNER TRUSTEE: Wilmington Trust Company and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

                  PAYING AGENT: Any paying agent or co-paying agent appointed pursuant to Section 3.03 of the Indenture, which initially shall be the Securities Administrator.

                  PAYMENT ACCOUNT: The trust account or accounts created and maintained pursuant to Section 4.04 of the Sale and Servicing Agreement, which shall be denominated "HSBC Bank USA, National Association, as Indenture Trustee f/b/o holders of People's Choice Home Loan Securities Trust Series 2005-1, Mortgage-Backed Notes, Series 2005-1 - Payment Account." The Payment Account shall be an Eligible Account.

                  PAYMENT ACCOUNT DEPOSIT DATE: The Business Day prior to each Payment Date.

                  PAYMENT DATE: The 25th day of each month, or if such day is not a Business Day, then the next Business Day, commencing in February 2005.

                  PEOPLE'S CHOICE ASSIGNMENT AGREEMENT: The agreement attached as Exhibit F to the Sale and Servicing Agreement, whereby the People's Choice Servicing Agreement was assigned to the Issuer.

                  PEOPLE'S CHOICE SERVICING AGREEMENT: The Servicing Agreement, dated August 1, 2004 between People's Choice Home Loan Securities Corp. as owner and People's Choice Home Loan, Inc., as servicer.

                  PERCENTAGE INTEREST: With respect to any Note, the percentage obtained by dividing the Note Principal Balance of such Note by the aggregate Note Principal Balances of all Notes of that Class. With respect to any Certificate, the percentage as stated on the face thereof.

                  PERIODIC RATE CAP: With respect to each Mortgage Loan, the maximum adjustment that can be made to the Mortgage Rate on each Interest Adjustment Date in accordance with its terms, regardless of changes in the applicable Index.

                  PERMITTED INVESTMENTS: Any one or more of the following obligations or securities held in the name of the Indenture Trustee for the benefit of the Noteholders:

                  (i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

                  (ii) (a) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Indenture Trustee, Securities Administrator or the Master Servicer or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from the Rating Agencies and (b) any other demand or time deposit or certificate of deposit that is fully insured by the Federal Deposit Insurance Corporation;

                  (iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the

United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Securities Administrator holds the security therefor;

                  (iv) securities bearing interest or sold at a discount issued by any corporation (including the Indenture Trustee, Securities Administrator or the Master Servicer or its Affiliates) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from the Rating Agencies at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances of all the Mortgage Loans and Permitted Investments held as part of the Trust as determined by the Master Servicer;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from the Rating Agencies at the time of such investment;

                  (vi) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

                  (vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to the Rating Agencies as evidenced in writing by the Rating Agencies to the Securities Administrator; and

                  (viii) any money market or common trust fund having the Applicable Credit Rating or better from the Rating Agencies, including any such fund for which the Indenture Trustee, Securities Administrator or Master Servicer or any affiliate of the Indenture Trustee, Securities Administrator or Master Servicer acts as a manager or an advisor; provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par as determined by the Master Servicer.

                  PERSON: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  PLAN: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

                  PLAN ASSETS: Assets of a Plan within the meaning of Department of Labor regulation 29 C.F.R. ss. 2510.3-101.

                  POOL BALANCE: With respect to any date of determination, the aggregate of the Stated Principal Balances of all Mortgage Loans as of such date.

                  PREPAYMENT INTEREST SHORTFALL: With respect to any Payment Date and any Mortgage Loan that was subject to a principal prepayment in full or a principal prepayment in part during the related Prepayment Period, the sum of the differences between (a) interest actually received in the related Prepayment Period as a result of such principal prepayment in full or principal prepayment in part or other unscheduled receipt of principal (including as a result of a liquidation) on each Mortgage Loan as to which such a payment in received and
(b) the scheduled interest portion of the monthly payment of such Mortgage Loan, adjusted to the applicable Net Mortgage Rate.

                  PREPAYMENT PERIOD: With respect any Payment Date, the calendar month immediately preceding the month in which such Payment Date occurs.

                  PRIMARY MORTGAGE INSURANCE POLICY: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Security Instrument, if any, or any replacement policy therefor through the related Accrual Period for such Class relating to a Payment Date.

                  PRINCIPAL DEFICIENCY AMOUNT: For any Payment Date, the Principal Deficiency Amount shall equal the excess of the aggregate Note Principal Balance of the Offered Notes after giving effect to payments on such Payment Date over the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the Due Period for the month in which such Payment Date occurs. On any Payment Date, the total Principal Deficiency Amount shall be allocated among the classes of Subordinate Notes as follows: first, to the Class B4A Notes and Class B4B Notes, pro rata, second, to the Class B3 Notes, third, to the Class B2 Notes, fourth, to the Class B1 Notes, fifth, to the Class M5 Notes, sixth, to the Class M4 Notes, seventh, to the Class M3 Notes, eighth, to the Class M2 Notes and ninth, to the Class M1 Notes.

                  PRINCIPAL FUNDS: For any Payment Date and any Loan Group or the Mortgage Loans in the aggregate, as applicable, the sum of (i) the principal portion of all scheduled monthly payments on the related Mortgage Loans due on the related Due Date, to the extent received or advanced; (ii) the principal portion of all proceeds of the repurchase of a Mortgage Loan in the related Loan Group (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Mortgage Loan Purchase Agreement during the preceding calendar month; (iii) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related Mortgage Loans, including full and partial prepayments, the proceeds of any repurchase of such Mortgage Loans by the Seller or holder of the Owner Trust Certificates, Liquidation Proceeds and Insurance Proceeds, in each case to the extent applied as recoveries of principal; net of any amounts reimbursable to the Master Servicer, the Servicer, the Securities Administrator, the Indenture Trustee and the Owner Trustee as provided in the Agreements (to the extent not reimbursed from Interest Funds).

                  PRINCIPAL PAYMENT AMOUNT: For any Payment Date, the Basic Principal Payment Amount plus the Extra Principal Payment Amount.

                  PRINCIPAL PREPAYMENT: Any payment (whether partial or full) or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, including any prepayment penalty or premium but excluding the principal portion of Net Liquidation Proceeds received at the time the Mortgage Loan becomes a Liquidated Mortgage Loan.

                  PROCEEDING: Any suit in equity, action at law or other judicial or administrative proceeding.

                  PROSPECTUS: The Prospectus Supplement, dated January 24, 2005, together with the attached Prospectus, dated January 24, 2005.

                  PROTECTED ACCOUNT: An account established and maintained for the benefit of Noteholders by the Servicer with respect to the Mortgage Loans and with respect to REO Property pursuant to the Servicing Agreements. The Protected Account shall be an Eligible Account.

                  PURCHASER: People's Choice Home Loan Securities Corp., a Delaware corporation, and its successors and assigns.

                  QUALIFIED INSURER: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for mortgage-backed notes having the same rating as the Notes rated by the Rating Agencies as of the Closing Date.

                  RATING AGENCY: Any nationally recognized statistical rating organization, or its successor, that rated the Notes at the request of the Depositor at the time of the initial issuance of the Notes. Initially, Standard & Poor's and Moody's. If such organization or a successor is no longer in existence, "Rating Agency" with respect to the Notes shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Indenture Trustee and Master Servicer. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1 or better in the case of Standard & Poor's, P-1 in the case of Moody's and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of Standard & Poor's, "Aaa" in the case of Moody's and in the case of any other Rating Agency, such equivalent rating.

                  REALIZED LOSS: Any (i) Bankruptcy Loss or (ii) as to any Liquidated Mortgage Loan, (x) the Outstanding Principal Balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Mortgage Rate through the last day of the month of such liquidation, less (y) the related Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgage Property.

                  RECORD DATE: With respect to any Book-Entry Notes (other than the Class B4B Notes) and any Payment Date, the close of business on the Business Day immediately preceding such Payment Date. With respect to the Class B4B Notes and any Offered Notes that are not Book-Entry Notes, the close of business on the last Business Day of the calendar month preceding such Payment Date.

                  REFERENCE BANKS: Leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the Securities Administrator and (iv) not controlling, controlled by, or under common control with, the Company or the Seller.

                  REINVESTMENT AGREEMENTS: One or more reinvestment agreements, acceptable to the Rating Agencies, from a bank, insurance company or other corporation or entity (including the Indenture Trustee).

                  RELATED DOCUMENTS: With respect to each Mortgage Loan, the documents specified in Section 2.01(b)(i)-(vii) of the Sale and Servicing Agreement and any documents required to be added to such documents pursuant to the Sale and Servicing Agreement or the Mortgage Loan Purchase Agreement.

                  RELIEF ACT: The Servicemembers Civil Relief Act, as amended, or any similar state law.

                  RELIEF ACT MORTGAGE LOAN: Any Mortgage Loan as to which the Scheduled Payment thereof has been reduced due to the application of the Relief Act.

                  REO PROPERTY: A Mortgaged Property acquired in the name of the Indenture Trustee, for the benefit of the Noteholders, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

                  REPURCHASE PRICE: With respect to any Mortgage Loan required to be repurchased, an amount equal to the sum of (1) 100% of the Stated Principal Balance of such Mortgage Loan plus accrued but unpaid interest on the Stated Principal Balance at the related Mortgage Rate through and including the last day of the month of repurchase, (2) any unreimbursed Monthly Advances and servicing advances payable to the Servicer of the Mortgage Loan and (3) any costs and damages incurred by the trust in connection with any violation of such Mortgage Loan of any anti-predatory lending laws.

                  REPURCHASE PROCEEDS: The Repurchase Price in connection with any repurchase of a Mortgage Loan by the Seller and any cash deposit in connection with the substitution of a Mortgage Loan.

                  REQUEST FOR RELEASE: A request for release in the form attached to the Sale and Servicing Agreement as Exhibit B.

                  REQUIRED INSURANCE POLICY: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under the Sale and Servicing Agreement with respect to such Mortgage Loan.

                  RESERVE INTEREST RATE: With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

                  RESPONSIBLE OFFICER: With respect to the Securities Administrator, any officer of the Securities Administrator with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject; and with respect to the Indenture Trustee, any vice president, assistant vice president, any assistant secretary or any assistant treasurer or any other officer of the Indenture Trustee working in its Corporate Trust Office customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject or who shall have direct responsibility for the administration of this Indenture.

                  ROLLING THREE MONTH DELINQUENCY RATE: With respect to any Payment Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment Dates, respectively) immediately preceding months

                  SALE AND SERVICING AGREEMENT: The Sale and Servicing Agreement, dated January 28, 2005, among the Depositor, the Issuer, the Indenture Trustee, Wells Fargo Bank, N.A., as master servicer and securities administrator, and People's Choice Funding, Inc., as seller and company.

                  SCHEDULED PAYMENT: With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

                  SCHEDULED PRINCIPAL: The principal portion of any Scheduled Payment.

                  SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  SECURITIES ADMINISTRATOR: Wells Fargo Bank, N.A., or its successor in interest, or any successor securities administrator appointed as herein provided.

                  SECURITY:  Any of the Certificates or Notes.

                  SECURITYHOLDER or HOLDER: Any Noteholder or a
Certificateholder.

                  SECURITY INSTRUMENT: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

                  SELLER: People's Choice Funding, Inc.., and its successors and assigns.

                  SENIOR ENHANCEMENT PERCENTAGE: For any Payment Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Note Principal Balance of the Class M Notes and Class B Notes and (ii) the related Overcollateralized Amount, in each case prior to the distribution of the Principal Payment Amount on such Payment Date, by (y) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Payment Date.

                  SENIOR PRINCIPAL PAYMENT AMOUNT: For any applicable Payment Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Payment Date, the lesser of (A) the Principal Payment Amount, and (B) an amount equal to the excess (if any) of (x) the aggregate Note Principal Balance of the Class IA1, Class IA2, Class IA3, Class IIA1 and Class IIA2 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by approximately 57.70% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) the Overcollateralization Floor

                  SERVICER: Initially, People's Choice Home Loan, Inc. and its successors and assigns, or any successor servicer appointed pursuant to the provisions of the People's Choice Servicing Agreement. Commencing on April 1, 2005, JPMorgan Chase Bank, National Association, and its successors and assigns, or any successor servicer appointed pursuant to the provisions of the JPMorgan Chase Servicing Agreement.

                  SERVICER REMITTANCE DATE: With respect to each Mortgage Loan, the 18th day of any month, or if such 18th day is not a Business Day, the first Business Day immediately preceding or succeeding, pursuant to the applicable servicing agreement, such 18th day.

                  SERVICING AGREEMENTS: The People's Choice Servicing Agreement and the JPMorgan Chase Servicing Agreement, or any other similar Servicing Agreement entered into with respect to this transaction, as applicable.

                  SERVICING FEE: With respect to each Mortgage Loan and for any calendar month, an amount equal to one twelfth of the product of the Servicing Fee Rate multiplied by the Stated Principal Balance of the mortgage loans as of the Due Date in the preceding calendar month. The Servicing Fee is payable solely from collections of interest on the mortgage loans.

                  SERVICING FEE RATE: With respect to any Mortgage Loan, 0.50% per annum.

                  SERVICING OFFICER: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Indenture Trustee by the Master Servicer, as such list may be amended from time to time.

                  SPECIAL DERIVATIVE CONTRACT: Any ISDA Master Agreement, together with the related Schedule and Confirmation, entered into by the Indenture Trustee and a Special Derivative Counterparty in accordance with
Section 3.28.

                  SPECIAL DERIVATIVE COUNTERPARTY: Any counterparty to a Special Derivative Contract as provided in Section 3.28.

                  STANDARD & POOR'S: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

                  STATED PRINCIPAL BALANCE: With respect to any Mortgage Loan as of any date of determination, the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to noteholders with respect to such Mortgage Loan on or before such date, as further reduced to the extent of any Realized Loss.

                  STATUTORY TRUST STATUTE: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss.ss.3801 et seq., as the same may be amended from time to time.

                  STEPDOWN DATE: The later to occur of (x) the Payment Date occurring in February 2008 and (y) the first Payment Date for which the Senior Enhancement Percentage is greater than or equal to twice the Senior Enhancement Percentage on the Closing Date.

                  STEP-UP DATE: The first Payment Date following the first month in which the aggregate unpaid principal balance of the Mortgage Loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  SUBORDINATE NOTES: Each of the Class M Notes and the Class B Notes.

                  SUBSTITUTE MORTGAGE LOAN: A mortgage loan tendered to the Indenture Trustee or the Custodian pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of the Sale and Servicing Agreement, as applicable, in each case, (i) which has an Outstanding Principal Balance not greater nor materially less than the Mortgage Loan for which it is to be substituted; (ii) which has a Mortgage Rate and Net Rate not less than, and not materially greater than, such Mortgage Loan; (iii) which has a maturity date not materially earlier or later than such Mortgage Loan and not later than the latest maturity date of any Mortgage Loan; (iv) which is of the same property type and occupancy type as such Mortgage Loan; (v) which has a Loan-to-Value Ratio not greater than the Loan-to-Value Ratio of such Mortgage Loan; (vi) which is current in payment of principal and interest as of the date of substitution; (vii) as to which the payment terms do not vary in any material respect from the payment terms of the Mortgage Loan for which it is to be substituted and (viii) which has a Gross Margin and Maximum Lifetime Mortgage Rate no less than those of such Mortgage Loan, has the same Index and interval between Interest Adjustment Dates as such Mortgage Loan, and a Minimum Lifetime Mortgage Rate no lower than that of such Mortgage Loan.

                  SWAP AGREEMENT: The interest rate Swap Agreement between the Seller or the Indenture Trustee and the Swap Provider for the benefit of the Offered Notes.

                  SWAP PROVIDER:  Bear Stearns Financial Products Inc.

                  SWAP PROVIDER TRIGGER EVENT: With respect to any Payment Date,
(i) an Event of Default under the interest rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the interest rate Swap Agreement), (ii) a Termination Event under the interest rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the interest rate Swap Agreement) or (iii) an Additional Termination Event under the interest rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.
                  SWAP TERMINATION PAYMENT: Any lump-sum amount calculated in accordance with the Swap Agreement in connection with an "Event of Default", a "Termination Event" or an "Additional Termination Event" under the Swap Agreement.

                  TELERATE SCREEN PAGE 3750: The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

                  THREE-YEAR HYBRID MORTGAGE LOAN: An adjustable-rate Mortgage Loan which has an initial fixed period of three years.

                  TREASURY REGULATIONS: Regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

                  TRIGGER EVENT: A Trigger Event is in effect with respect to any Payment Date if:

         (1) the Rolling Three Month Delinquency Rate as of the close of business on the last day of the preceding calendar month exceeds 37.75% of the Senior Enhancement Percentage; or

         (2) the cumulative amount of Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the end of the calendar month immediately preceding such Payment Date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off
Date:

         DISTRIBUTION DATE                                             PERCENTAGE
         -----------------                                             ----------
         February 2008 to January 2009                        3.50% for the first month, plus an additional 1/12th of 2.00% for each month thereafter.
         February 2009 to January 2010                        5.50% for the first month, plus an additional 1/12th of 1.50% for each month thereafter.
         February 2010 to January 2011                        7.00% for the first month, plus an additional 1/12th of 0.40% for each month thereafter.
         February 2011 and thereafter                         7.40%

                  TRUST: People's Choice Home Loan Securities Trust Series 2005-1 to be created pursuant to the Trust Agreement.

                  TRUST AGREEMENT: The Amended and Restated Trust Agreement dated as of January 28, 2005, among the Owner Trustee, the Depositor and Wells Fargo Bank, N.A., as securities administrator, certificate registrar and certificate paying agent, relating to the Trust.

                  TRUST ESTATE: The meaning specified in the Granting Clause of the Indenture.

                  TRUST INDENTURE ACT or TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

                  TWO-YEAR HYBRID MORTGAGE LOAN: An adjustable-rate Mortgage Loan which has an initial fixed period of two years.

                  UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

                  UNDERWRITERS: Bear, Stearns & Co. Inc, Lehman Brothers Inc. and Wachovia Capital Markets, LLC.

                  UNINSURED CAUSE: Any cause of damage to a Mortgaged Property or related REO Property such that the complete restoration of such Mortgaged Property or related REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to the Servicing Agreements, without regard to whether or not such policy is maintained.